SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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The Corporate Executive Board Company

(Name of Registrant as Specified in Its Charter)

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THE CORPORATE EXECUTIVE BOARD COMPANY

2000 Pennsylvania Avenue, NW
Suite 6000
Washington, DC 20006
(202) 777-5455

Dear Stockholders:

      On behalf of the Board of Directors and management, I invite you to attend the Annual Meeting of Stockholders of The Corporate Executive Board Company (the “Company”) to be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006, on Wednesday, July 28, 2004, at 9:00 a.m. local time.

      The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the specific business to be acted upon.

      In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to the stockholders.

      It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, you are requested to mark, sign, date and promptly return the enclosed proxy card in the envelope provided.

Sincerely,

James J. McGonigle
Chief Executive Officer and Chairman of the Board

THE CORPORATE EXECUTIVE BOARD COMPANY

2000 Pennsylvania Avenue, NW
Suite 6000
Washington, DC 20006
(202) 777-5455

June 29, 2004

Dear Stockholders:

      We are notifying you that the Annual Meeting of Stockholders (the “Meeting”) of The Corporate Executive Board Company will be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006, on Wednesday, July 28, 2004, at 9:00 a.m. local time. Only stockholders of record at the close of business on June 23, 2004 are entitled to vote at the Meeting. At the Meeting we will ask stockholders to act on the following matters:

1.	Election of six directors.

2.	Adoption of 2004 Stock Incentive Plan.

3.	Ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2004.

      In addition, we will transact any other business that is properly presented at the Meeting.

      Each of these matters is described in more detail in the enclosed Proxy Statement. We have also enclosed a copy of our Annual Report for the year ended December 31, 2003. Please use this opportunity to take part in The Corporate Executive Board Company’s affairs by voting your shares.

      Whether or not you plan to attend the Meeting, please complete the enclosed proxy card and return it in the envelope provided.

Sincerely,

James C. Edgemond
Secretary

2004 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

PROXY STATEMENT

Information About the Meeting, Voting and Proxies

Date, Time and Place of Meeting

      The Board of Directors of The Corporate Executive Board Company (the “Company”) is asking for your proxy for use at the Annual Meeting of Stockholders (the “Meeting”) of the Company to be held at our principal executive offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006 on Wednesday, July 28, 2004, at 9:00 a.m. local time and any adjournment or postponement of the Meeting. We are initially mailing this Proxy Statement and proxy card to stockholders of the Company on or about June 29, 2004.

Record Date, Outstanding Shares and Quorum

      Only holders of record of the Company’s common stock at the close of business on June 23, 2004 (called the “Record Date”), will be entitled to vote at the Meeting. On the Record Date, we had 39,023,333 shares of common stock outstanding and entitled to vote. If a majority of the shares outstanding on the Record Date are present at the Meeting, either in person or by proxy, we will have a quorum at the Meeting. Any shares represented by proxies that are marked for, against or to abstain from voting on a proposal will be counted as present in determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of the Company’s common stock indicates on a proxy card that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as “broker non-votes”) will also be counted as present in determining whether we have a quorum, but will not be counted or entitled to vote on that particular matter.

Voting Rights and Voting of Proxies

      Holders of our common stock are entitled to one vote for each share they held as of the Record Date. Cumulative voting for directors is not permitted. Directors will be elected by a plurality of the votes cast by the shares of common stock present at the Meeting (either in person or by proxy) and entitled to vote on the election of directors, which means that the six nominees with the most votes will be elected. Approval of Proposal Number 2 (adoption of 2004 Stock Incentive Plan) and Proposal Number 3 (ratification of independent auditors) requires the affirmative vote of a majority of the total votes cast on the proposal (either in person or by proxy). In accordance with Delaware law, abstentions have the effect of a vote “against” any matter as to which they are specified, whereas broker non-votes are not considered votes cast and, therefore, will not affect the outcome of the vote on the matters presented at the Meeting.

Solicitation and Voting of Proxies

      The proxy included with this Proxy Statement is solicited by the Board of Directors of the Company for use at the Meeting. You can submit your proxy card by mailing it in the envelope provided. If your proxy card is properly completed and received, and it is not revoked before the Meeting, your shares will be voted at the Meeting according to the instructions indicated on your proxy card. If you sign and return your proxy card but do not give any voting instructions, your shares will be voted in favor of the election of each of the director nominees listed in Proposal Number 1 below and in favor of Proposal Number 2 and Proposal Number 3. To our knowledge, no other matters will be presented at the Meeting. However, if any other matters of business are properly presented, the proxy holders named on the proxy card are authorized to vote the shares represented by proxies according to their judgment.

Expenses of Solicitation

      The Company will pay the costs of preparing, printing and mailing this Notice of Annual Meeting of Stockholders and Proxy Statement, the enclosed proxy card and the Company’s 2003 Annual Report. We will also reimburse brokerage firms and others for reasonable expenses incurred by them in connection with their forwarding of proxy solicitation materials to beneficial owners. The solicitation of proxies will be conducted primarily by mail, but may also include telephone, facsimile or oral communications by directors, officers or regular employees of the Company acting without special compensation.

Revocation of Proxies

      If you submit the enclosed proxy card, you may revoke it at any time before voting takes place at the Meeting. There are three ways you can revoke your proxy: (1) deliver to the Secretary of the Company a written notice, dated later than the proxy you want to revoke, stating that the proxy is revoked; (2) deliver to the Secretary of the Company a signed proxy with a later date than the proxy you want to revoke; or (3) attend the Meeting and vote in person. For this purpose, communications to the Secretary of the Company should be addressed to James C. Edgemond, Treasurer and Secretary, 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006, and must be received before the time that the proxy you wish to revoke is voted at the Meeting. Please note that if your shares are held of record by a broker, bank or other nominee and you wish to revoke a previously given proxy, you must contact that entity. If your shares are held of record by a broker, bank or other nominee and you wish to vote at the Meeting, prior to the Meeting you must obtain from that entity a proxy covering the shares you beneficially own.

Board Corporate Governance Matters

Board of Directors Meetings and Committees

      During 2003, the Board of Directors (the “Board”) met five times and took action by unanimous written consent on a number of occasions. All directors attended 75% or more of the aggregate number of meetings of the Board and of the committees on which they served. As set forth in the Company’s Corporate Governance Principles, the Board of Directors meets in executive session at least two times per year. These sessions, which are attended only by the Board’s independent directors, are chaired by the chairperson of the Nominating and Corporate Governance Committee.

      The Board of Directors has adopted the Company’s Corporate Governance Principles, which appear on our website at http//www.executiveboard.com/EXBD/, under the “Investor Relations” heading. The Board of Directors has determined that each of the current directors standing for re-election, except Mr. McGonigle as the Chairman of the Board and Chief Executive Officer, and Mr. Monahan as an executive officer of the Company, has no material relationship with the Company and is independent within the meaning of NASDAQ Stock Market, Inc. (“NASDAQ”) director independence standards, as currently in effect.

      The Board has three committees — the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The role of each of the committees is governed by a charter adopted by the Board, a copy of which is available on the Company’s website at http//www.executiveboard.com/EXBD/, under the “Investor Relations” heading. In addition, a copy of the Audit Committee’s charter is attached as Appendix A to this Proxy Statement.

      Audit Committee. The members of our Audit Committee are Mr. Hall, Ms. Karch and Mr. Kenny. Mr. Hall serves as chairman of the committee. The Audit Committee, among other things: is directly responsible for the appointment, compensation and oversight of the work of the independent public accountants; approves in advance audit and any permissible non-audit services performed by our independent auditors; reviews with the independent auditors and management our internal controls; reviews the adequacy of our accounting and financial controls as reported by management and the independent auditors; and oversees our compliance systems and codes of conduct. Each of the members of the Audit Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect, and meets heightened independence criteria applicable to audit committee members under SEC rules and NASDAQ listing standards. The Board of Directors has determined that all of the Company’s Audit Committee members are financially literate and has determined that Mr. Hall meets the qualifications of an

“audit committee financial expert” as defined under SEC rules. The Audit Committee met 8 times during 2003.

      Compensation Committee. The members of our Compensation Committee are Mr. Hall, Mr. Kenny and Mr. Leemon. Mr. Kenny serves as chairman of the committee. The Compensation Committee, among other things: reviews and makes recommendations to the Board with respect to the compensation of the Chief Executive Officer and of directors; establishes the compensation for other executive officers; and administers and oversees our stock-based compensation plans. Each of the members of the Compensation Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect. The Compensation Committee met one time during 2003.

      Nominating and Corporate Governance Committee. The members of our Nominating and Corporate Governance Committee are Ms. Karch and Mr. Leemon. Ms. Karch serves as chairman of the committee. The Nominating and Corporate Governance Committee, among other things: reviews and assesses the development of the executive officers and considers and makes recommendations to the Board regarding promotion and succession issues; annually evaluates and reports to the Board on the performance and effectiveness of the committees specifically and the Board as a whole; annually presents to the Board a list of individuals recommended to be nominated for election to the Board; reviews, evaluates and recommends changes to the Company’s Corporate Governance Principles; and recommends to the Board individuals to be elected to fill vacancies and newly created directorships. Each of the members of the Nominating and Corporate Governance Committee is independent within the meaning of NASDAQ’s director independence standards, as currently in effect. The Nominating and Corporate Governance Committee was established by the Board in February 2004.

Compensation of the Board

      The Board or, to the extent authorized by the Board, the Compensation Committee, sets directors’ compensation under The Corporate Executive Board Company Directors’ Stock Option Plan and such other arrangements as the Compensation Committee determines to be appropriate. To date, each director who is not an employee has received an initial grant of options to purchase 72,240 shares of common stock upon becoming a director, although the size of initial grants is expected to be reduced to 30,000 shares for directors joining the Board in the future. For 2003, non-employee directors also received an annual grant of options to purchase 10,000 shares of common stock and a $20,000 annual retainer. Directors who are employees of the Company generally do not receive additional compensation for their service on the Board, except that Mr. McGonigle was granted options on 150,000 shares upon being named Chairman of the Board. Compensation paid to Messrs. McGonigle and Monahan for 2003 is described in the section of this proxy statement entitled “Executive Compensation.”

Consideration of Director Nominees

      The Nominating and Corporate Governance Committee will consider director nominees submitted by stockholders. Stockholders should submit the name of any person recommended as a nominee along with information demonstrating their own stock ownership to The Corporate Executive Board Company, Attn: Corporate Secretary, Suite 6000, 2000 Pennsylvania Avenue, NW, Washington, D.C., 20006.

      The Nominating and Corporate Governance Committee identifies prospective director candidates in various ways, including through current Board members, management, stockholders or other persons. These candidates are evaluated at meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year.

      The Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. The Board seeks to include Directors with diverse experience in areas relevant to the Company’s business. The Company also seeks Directors with the highest standards of ethics and integrity, sound business judgment and the willingness to make a strong commitment to the Company and its success. The Board will evaluate each individual in the context of the Board as a whole, with the objective of recommending a group that can best contribute to the success of the business and represent shareholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Nominating and Corporate Governance Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

Code of Conduct

      The Company has adopted The Corporate Executive Board Company Code of Ethics for Directors, Officers and Employees. This Code is posted on the Company’s website at http//www.executiveboard.com/EXBD/, under the “Investor Relations” heading. To the extent permitted by SEC rules and the NASDAQ listing standards, we intend to disclose future amendments to, or waivers from, certain provisions of the Code of Ethics on the Company’s website.

Communications with the Board

      Stockholders may communicate with the members of the Board individually, with all independent directors, or with the Board as a group by writing to The Corporate Executive Board Company, Attn: Corporate Secretary, Suite 6000, 2000 Pennsylvania Avenue, NW, Washington, D.C., 20006. Please mark the outside of the envelope “BOARD COMMUNICATION,” and indicate which director(s) or group of directors the communication is intended for.

      You should identify your communication as being from a stockholder of The Corporate Executive Board Company. The Corporate Secretary may request reasonable evidence that your communication is made by one of our stockholders before transmitting your communication to the requested member or members of the Board. The Corporate Secretary will review all communications from our stockholders, and communications relevant to our business and operations, as determined by the Corporate Secretary, will be forwarded to the requested member or members of the Board.

      The Company does not have a policy on director attendance at the Company’s annual meetings of stockholders. For further information on this matter, including information on the number of directors who attended the Company’s most recent annual meeting, see the Company’s website at http//www.executiveboard.com/EXBD/, under the “Investor Relations” heading.

Communications with the Audit Committee

      The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls, or auditing matters. A communication or complaint to the Audit Committee regarding such matters may be submitted by writing to The Corporate Executive Board Company, Attn: Corporate Secretary, Suite 6000, 2000 Pennsylvania Avenue, NW, Washington, D.C., 20006. Please mark the outside of the envelope “AUDIT COMMITTEE COMMUNICATION.”

Audit Committee Pre-Approval Policy

      Under the Audit and Non-Audit Service Pre-Approval Policy adopted by the Audit Committee, all audit and non-audit services to be performed by the independent auditor for the Company require pre-approval by the Audit Committee. In some cases, pre-approval relates to audit or non-audit services that fall within certain established categories and budgets, and in other cases a particular defined task or scope of work may be pre-approved subject to a specific budget. Pre-approvals may be granted by either the full Audit Committee or, subject to a $50,000 limitation per engagement, by any member of the Audit Committee pursuant to delegated authority. Any pre-approvals by an Audit Committee member pursuant to this delegated authority shall be reported to the Audit Committee at its next scheduled meeting. The Audit Committee cannot delegate pre-approval authority to management.

Audit Committee Report

      The Audit Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the independent auditor) and such other duties as directed by the Board. Management has the primary responsibility for preparing the financial statements and implementing the Company’s financial reporting process. The Company’s independent auditors are responsible for expressing an opinion on the conformity of the Company’s audited financial statements to accounting principles generally accepted in the United States of America. The Audit Committee members do not serve as professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditors or to verify the independence of the independent auditors under applicable rules.

      In this context, the Audit Committee reviewed and discussed with management and the independent auditors the audited financial statements for the year ended December 31, 2003 (the “Audited Financial Statements”). The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, Communication with Audit Committees. In addition, the Audit Committee has received from the independent auditors the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and discussed with them their independence from the Company and its management. In addition, the Audit Committee has considered whether the non-audit services provided by Ernst & Young LLP are compatible with maintaining the auditor’s independence.

      Following the reviews and discussions referred to above, the Audit Committee recommended to the Board that the Audited Financial Statements be included in the Company’s Annual Report on SEC Form 10-K for the year ended December 31, 2003, for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE MEMBERS

Robert C. Hall, Chairman

Nancy J. Karch
David W. Kenny

PROPOSAL NUMBER 1

Election of Directors

      Our Board of Directors currently has seven members. Mr. Harold L. Siebert, who has been a director since July 1998 and served as the Chairman of the Board from July 1998 until January 2000, has requested that he not be considered for re-election. Accordingly, the Board of Directors has acted to set the size of the Board at six, effective as of the time of the Meeting. The Company thanks Mr. Siebert for his support and efforts on behalf of the Company.

      The Nominating and Corporate Governance Committee of the Board has proposed and the Board has recommended that the six other individuals currently serving as directors each be nominated for re-election to the Board of Directors at the Meeting. Each of the nominees has consented to serve if elected, and we are not aware of any nominee who is unable or unwilling to serve. However, if any nominee is unable or unwilling to serve, the proxy holders may decide to vote the shares for any substitute nominee or the Board of Directors may determine not to nominate a substitute and may reduce the size of the Board.

Vote Required for Approval

      Directors will be elected by the affirmative vote of a plurality of the shares present at the Meeting and entitled to vote on the election of directors, which means that the six nominees who receive the most votes will be elected. Your proxy will be voted “for” each of these six nominees unless your proxy card is marked to withhold authority to vote for any or all of them.

Directors/Nominees

      The following table shows the Company’s nominees for election to the Board of Directors. Each of the nominees currently serves as a director. Each nominee, if elected, will serve until the next annual meeting of stockholders or until a successor is named and qualified.

			Director
Name of Director/Nominee	Age	Principal Occupation	Since

James J. McGonigle	40	Chairman of the Board and Chief Executive Officer of the Company	1998
Robert C. Hall	73	President of Harborside Plus, Inc.	1999
Nancy J. Karch	56	Director (Senior Partner) Emeritus, McKinsey & Company	2001
David W. Kenny	42	Chairman and Chief Executive Officer of Digitas, Inc.	1999
Daniel O. Leemon	50	Executive Vice President and Chief Strategy Officer of Charles Schwab Corporation	2003
Thomas L. Monahan III	37	General Manager, Corporate Practice of the Company	2001

      The Board of Directors recommends a vote FOR the election of each of the nominated directors.

      James J. McGonigle has been our Chairman of the Board since March 2001 and our Chief Executive Officer and a director since July 1998. From October 1997, when the Company was spun-off from The Advisory Board Company (the “spin-off”), until July 1998, Mr. McGonigle was our General Manager, and from 1995 until the spin-off, he was the General Manager of the corporate division of The Advisory Board Company with responsibility for managing the business assumed by us in the spin-off. From 1990 to 1995, Mr. McGonigle was a consultant in the Financial Institutions Group at McKinsey & Company. Mr. McGonigle serves as a Director of FactSet, an on-line investment research service. Mr. McGonigle received a B.A. from the Woodrow Wilson School at Princeton University and a J.D. from Harvard Law School.

      Robert C. Hall has been a director since February 1999. Mr. Hall has been the Chairman of the Board of Directors of Harborside Plus, Inc., a financial services company, since May 2004. From March 2001 until May 2004, Mr. Hall was the President and Chief Executive Officer of Harborside Plus, Inc. From 1995 until his retirement in January 1999, Mr. Hall served as the Vice President of The Thomson Corporation, a publicly held information publishing company. From 1990 to 1995, Mr. Hall was the Chief Executive Officer of Thomson Information and Publishing Group, a division of The Thomson Corporation involved in professional information and publishing. From 1985 to 1990, Mr. Hall was the President of Thomson Financial Services Group, another publishing division of The Thomson Corporation. Mr. Hall received a B.S. from Iowa State University.

      Nancy J. Karch has been a director since October 2001. Ms. Karch was a senior partner of McKinsey & Co., an independent consulting firm, from 1988 until her retirement in 2000, and currently serves as Director (Senior Partner) Emeritus of McKinsey & Co. She had served in various executive capacities at McKinsey since 1974. Ms. Karch is a director of Toys “R” Us, Inc., retail merchants, Liz Claiborne, Inc., apparel marketers, The Gillette Company, a manufacturer of consumer products and the Westchester Land Trust, a not-for-profit environmental conservation organization. Ms. Karch received a B.A. from Cornell University, an M.S. from Northeastern University and an M.B.A. from Harvard Business School.

      David W. Kenny has been a director since February 1999. Mr. Kenny is the Chairman and Chief Executive Officer of Digitas, Inc., a relationship marketing services firm. Mr. Kenny has been the Chairman of Digitas since December 1998 and Chief Executive Officer since September 1997. Prior to Digitas, Mr. Kenny held a number of executive positions with Bain & Company, an independent consulting firm, from 1988 through 1997. Mr. Kenny received a B.S. from the General Motors Institute and an M.B.A. from Harvard Business School.

      Daniel O. Leemon has been a director since October 2003. Mr. Leemon, who is being considered for election by stockholders for the first time at the annual meeting, was first recommended for consideration as a director by an executive officer of the Company. Mr. Leemon is the Executive Vice President and Chief Strategy Officer for the Charles Schwab Corporation (“Schwab”), a financial holding company, and is a member of its Executive Committee. Mr. Leemon has been with Schwab since September 1995. Prior to

Schwab, Mr. Leemon held numerous executive positions with the Boston Consulting Group, an independent consulting firm. Prior to the Boston Consulting Group, Mr. Leemon held senior management positions with several consumer goods and retail startup companies. Mr. Leemon received a B.S. from the Massachusetts Institute of Technology and an M.B.A. from Stanford University.

      Thomas L. Monahan III has been a director since June 2001 and our General Manager, Corporate Practice, since January 2001. From November 1998 until January 2001, Mr. Monahan served as one of our Executive Directors, Research, and from the spin-off until November 1998, he served as our Managing Director, Research. Prior to the spin-off, Mr. Monahan served in similar capacities with The Advisory Board Company, which he joined in January 1996. Prior to January 1996, Mr. Monahan served as a senior consultant for the Deloitte & Touche Consulting Group, a Director at the Committee for Economic Development and a staff consultant at Andersen Consulting. Mr. Monahan received a B.A. from Harvard University and an M.B.A. from New York University.

PROPOSAL NUMBER 2

Adoption of 2004 Stock Incentive Plan

      At the Meeting, stockholders will be asked to approve The Corporate Executive Board Company 2004 Stock Incentive Plan (the “Plan”). The Plan is intended to supercede existing equity compensation plans and allow certain forms of stock-based compensation and performance-based cash bonuses to eligible employees.

Background

      Adoption of the Plan will reduce the aggregate potential dilution under the Company’s equity compensation plans and provide the Company greater flexibility in structuring equity-based awards to attract, retain and compensate talented employees and officers. Currently, the Company implements its equity compensation arrangements for its executives and employees through three plans: the 1999 Stock Option Plan, the 2001 Stock Option Plan, each of which were approved by the Company’s stockholders, and the 2002 Non-Executive Stock Incentive Plan, (the “2002 Plan”) which has not received stockholder approval. All awards under these plans have been in the form of stock options. As of June 11, 2004, there were 5,080,436 shares subject to outstanding options under those three plans, with a weighted average exercise price of $35.39 per share, and a weighted average remaining term of 8.4 years. A total of 5,290,572 shares remain available for grant under those plans, including 4,465,875 shares remaining available under the 2002 Plan. In addition, as of June 11, 2004, 84,320 shares remain available for issuance under the Company’s Directors Stock Plan and 329,720 shares were subject to outstanding options under that Plan with a weighted average exercise price of $38.18 per share and a weighted average remaining term of 8.4 years. As more fully described below, if stockholders approve the new Plan, no new grants will be made under the existing three plans and they will be frozen. Accordingly, while the Plan initially authorizes the issuance of up to 4,000,000 shares of common stock, stockholder approval of the Plan will terminate the Company’s ability to issue approximately 5,300,000 under the existing three plans. If stockholder approval of the Plan is not obtained, the 1999 and 2001 Stock Option Plan and the 2002 Plan will not be frozen and will continue to be available for new grants in accordance with those plans’ terms.

      Stock options are a centerpiece of the Company’s incentive compensation program for key employees. We believe that option grants have been critical in attracting and retaining talented employees and officers, aligning their interests with those of stockholders, and focusing key employees on the long-term growth of the Company. Approval of the Plan will permit the Company to continue to use stock-based compensation to align stockholder and employee interests and to motivate employees and others providing services to the Company or any subsidiary. In addition to Company employees, the Plan permits limited participation by other service providers, subject to strict limitations on the aggregate number of shares that may be granted to such participants.

      The Plan provides for the granting of stock options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and incentive bonuses. The Company expects in the near term to continue to primarily utilize stock options for equity-based compensation arrangements, but the Plan provides for a number of other equity-compensation arrangements that may be used by the Company based on changes in competitive practices and possible changes in accounting or tax treatment. Provisions have been included to meet the requirements for deductibility of executive compensation under Section 162(m) of the Internal

Revenue Code of 1986, as amended, (the “Code”) with respect to options and other awards by qualifying payments under the Plan as performance-based compensation.

      In addition, the Plan prohibits:

•	Granting stock options at a price below market price on the date of grant.

•	Repricing a stock option or stock appreciation right without stockholder approval.

•	Granting stock options that are scheduled to first become exercisable within one year of the date of grant.

•	Granting restricted stock or restricted stock units that are scheduled to become fully exercisable in less than three years or, in the case of such arrangements that are tied to satisfaction of performance criteria, that are based on performance over a period of less than one year.

Summary of Key Terms of the Plan

      The following is a brief description of the Plan. The full text of this Plan is attached as Appendix B to this Proxy Statement, and the following description is qualified in its entirety by reference to the text of the Plan set forth in Appendix B.

      Plan Term: July 28, 2004 to July 28, 2014, subject to stockholder approval of the Plan.

      Award Types: Options, stock appreciation rights, restricted stock, restricted stock units, deferred stock units and incentive bonuses may be awarded under the Plan.

      Shares Authorized: 4,000,000 plus any shares subject to outstanding awards under the 1999 Stock Option Plan, the 2001 Stock Option Plan, or the 2002 Plan (collectively, the “Prior Plans”) that, on or after June 11, 2004, cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 9,400,000 shares. The number of shares considered issued under the Plan equals the number of shares issued upon exercise or settlement of an award and shall not include the number of shares returned to the Company upon cancellation, expiration or forfeiture of an award, and the number of shares delivered to the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation resulting from an award.

      Share Formula: Each share issued under awards other than options or stock appreciation rights count against the number of shares available under the Plan as two and one-half (2.5) shares. Shares issued under options or stock appreciation rights count against the shares available under the Plan on a one share for share basis.

      Eligibility: Any current or prospective officers or employees of the Company and its subsidiaries, as well as any other person who provides consulting, advisory or other services to the Company or any subsidiary (“service provider”) are eligible to receive awards under the Plan, except that the total number of shares that may be issued under awards granted to service providers may not exceed 100,000 shares in the aggregate. Although the Company has not previously granted shares to consultants or other outside service providers, the Company is seeking the flexibility to do so in order to be able to accommodate any unique opportunities or needs that may arise. The Plan Administrator determines which eligible participants will receive awards under the Plan. The Company expects that approximately 1,200 persons currently would qualify to participate in the Plan, although in practice approximately 200 current key employees and officers have been granted options under the prior plans.

      Administration: The Plan will be administered by the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself (the “Administrator”). Under NASDAQ rules, members of the Compensation Committee are required to satisfy NASDAQ’s standards for independence, subject to certain narrow exceptions. The Administrator may delegate various functions to subcommittees or certain officers of the Company. Subject to the provisions of the Plan, the Administrator has the power:

•	to prescribe, amend and rescind rules and regulations relating to the Plan and to define terms not otherwise defined therein;

•	to determine which persons are eligible to participate, to which of such participants, if any, awards shall be granted hereunder and the timing of any such awards, and to grant awards;

•	to determine the terms and conditions thereof, including the number of shares subject to awards and the exercise or purchase price of such shares and the circumstances under which awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Administrator determine constitute a change of control), or other factors;

•	to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any award;

•	to prescribe and amend the terms of the agreements or other documents evidencing awards made under the Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by participants under the Plan;

•	to determine whether, and the extent to which, adjustments are required as a result of any reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off or dividend (other than regular, quarterly cash dividends);

•	to interpret and construe the Plan, any rules and regulations under the Plan and the terms and conditions of any award granted thereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and

•	to make all other determinations deemed necessary or advisable for the administration of the Plan.

      Individual Annual Award Limits: Options and stock appreciation rights: 500,000; Other stock awards: 200,000; Incentive Bonus: $4,000,000, if such bonus is intended to qualify as performance-based compensation for purposes of Section 162(m) of the Code. The total number of shares that may be issued under awards granted to service providers during the life of the Plan may not exceed 100,000 shares in the aggregate.

      Stock Options: Under the terms of the Plan, the exercise price for stock options must equal the fair market value of the Company’s common stock on the date of grant , the vesting period must be no earlier than one year from the date of grant (except upon a change of control or termination of employment due to death or disability) and options may be for a term of no more than 7 years. Otherwise, the Administrator has discretion to determine the number of shares subject to an option (subject to the Plan’s stated limit), the vesting, expiration and forfeiture provisions for options, the restrictions on transferability of an option, and any other terms and conditions otherwise consistent with the Plan. Options granted under the Plan may be either incentive stock options qualifying under Code Section 422 (“ISOs”) or options which are not intended to qualify as incentive stock options (“NQSOs”). The exercise price of an option may be paid through various means acceptable to the Administrator, including in cash or by delivering to the Company the proceeds of shares of the Company’s stock issuable under an option. The Plan prohibits repricing stock options without stockholder approval.

      Stock Appreciation Rights: A stock appreciation right provides the right to the monetary equivalent of the increase in the value of a specified number of the Company’s shares over a specified period of time after the right is granted. Stock appreciation rights may be paid in stock, cash or a combination thereof. Stock appreciation rights may be granted either in tandem with or as a component of other awards granted under the Plan or not in conjunction with other awards and may, but need not, relate to a specific option. Stock appreciation rights are generally subject to the same terms and limitations as options, including the fact that the Plan prohibits repricing stock appreciation rights without stockholder approval.

      Restricted Stock and Restricted Stock Units: Restricted stock is an award of shares, the grant, issuance, retention and/or vesting of which is subject to such performance and other conditions as are specified by the Administrator. The Administrator has discretion to determine the terms of any restricted stock award, including the number of shares subject to a restricted stock award (subject to the Plan’s stated limit), and the minimum period over which restricted stock may vest, which must cover at least a 3-year period other than as a result of or upon the participant’s death, disability or retirement, unless the grant, issuance, vesting or retention of the award is contingent upon satisfaction of a performance criteria over at least a one year period, and the price (if any) paid for restricted stock or restricted stock units.

      Deferred Stock: Deferred stock allows for “stock units,” which are a bookkeeping entry representing an amount equivalent to the right to receive shares of common stock or the fair market value of shares of common stock, which may be settled in common stock or otherwise as determined by the Administrator. Deferred stock units may be issued upon exercise of stock options or stock appreciation rights, may be issued in settlement of restricted stock or restricted stock units and may be granted in payment and satisfaction of incentive bonus awards or other compensation arrangements.

      Incentive Bonuses: The Plan authorizes the grant of incentive bonuses pursuant to which a participant may become entitled to receive an amount, which may be paid in cash or stock, based on satisfaction of certain criteria. The Administrator has discretion to determine the terms of any incentive bonus, including the maximum amount payable (subject to the Plan’s stated limit), the performance period, which must be not less than one year, and criteria (which may be based on financial performance and/or personal performance evaluations) and level of achievement versus these criteria, the timing of any payment, restrictions on an incentive bonus prior to actual payment, forfeiture provisions, and any other terms and conditions consistent with the Plan. The Administrator may specify a percentage of the target incentive bonus intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m) using “Qualifying Performance Criteria” described below.

      New Plan Benefits. As of the date of this proxy statement, no awards have been made under the Plan. The benefits that will be awarded or paid under the Plan are not currently determinable. As of June 14, 2004, the closing price of a share of our common stock was $55.08.

      Qualifying Performance Criteria: The Administrator may establish performance criteria and levels of achievement versus such criteria that shall determine the number of shares of common stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify a percentage of an award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the award is granted. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the award agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

      Qualifying Performance Criteria will be any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to a previous year’s results or to a designated comparison group, in each case as specified by the Administrator in the award:

•	cash flow (before or after dividends)

•	return on operating revenue

•	stock price

•	return on equity

•	total stockholder return

•	return on capital (including return on total capital or return on invested capital)

•	return on assets or net assets

•	market capitalization

•	economic value added

•	debt leverage (debt to capital)

•	revenue

•	income or net income

•	operating income

•	operating profit or net operating profit

•	operating margin or profit margin

•	earnings per share (including earnings before interest, taxes, depreciation and amortization)

•	cash from operations

•	operating ratio

•	operating revenue

•	customer service

      The Administrator shall appropriately adjust any evaluation of performance under Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period:

•	asset write-downs;

•	litigation, claims, judgments or settlements;

•	the effect of changes in tax law, accounting principles or other laws or provisions affecting reported results;

•	accruals for reorganization and restructuring programs; and

•	any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Form 10-K or Forms 10-Q filed with the SEC for the applicable year.

      Transferability: Awards are generally only transferable by a recipient’s last will and testament and by the applicable laws of descent and distribution, unless provided otherwise by the Administrator.

      Change of Control: Under the Plan, the Administrator has discretion to provide that awards vest upon a change of control and to define what events constitute a change of control.

      Adjustments: In the event that the number of shares of common stock shall be increased or decreased through reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, the Administrator may, in its discretion, adjust the number and kind of shares granted under the Plan, the number and kind of shares subject to outstanding stock options and restricted stock awards, the exercise price of outstanding stock options, and the number and kind of shares subject to the various limitations under the Plan.

      Amendments: The Board of Directors may terminate, amend or discontinue the Plan and the Administrator may amend or alter any agreement or other document evidencing an award made under the Plan, provided that no action may be taken by the Board of Directors (except those described earlier in the “Adjustments” section) without the approval of the stockholders to:

•	Increase the maximum number of shares that may be issued under the Plan;

•	Permit granting of stock options at less than fair market value;

•	Reduce the exercise price of outstanding options;

•	Extend the term of the Plan;

•	Change the class of individuals eligible for the Plan;

•	Otherwise amend the Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements;

•	Increase the individual annual award limitations; and

•	Impair the rights of any award holder without his or her consent (unless the Administrator determines prior to any change of control that the amendment or alteration is required or advisable in certain situations).

Tax Consequences of the Plan

      The following discussion of the federal income tax consequences of the Plan is intended to be a summary of applicable federal law as currently in effect. Foreign, state and local tax consequences may differ and laws may be amended or interpreted differently during the term of the Plan or of awards granted thereunder. Because the federal income tax rules governing awards and related payments are complex and subject to frequent change, award holders are advised to consult their individual tax advisors.

      Stock Options: ISOs and NQSOs are treated differently for federal income tax purposes. ISOs are intended to comply with the requirements of Section 422 of the Code. NQSOs do not comply with such requirements.

      An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following the option grant date and at least one year following exercise, the optionee’s gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee’s basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods described above, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of (i) the amount realized on disposition less the optionee’s adjusted basis in the stock (usually the option price) or (ii) the difference between the fair market value of the stock on the exercise date and the option price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO and otherwise will be short-term capital gain. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee’s disposition of the shares after satisfying the holding period requirement described above. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares in an amount equal to the ordinary income recognized by the optionee.

      In order for an option to qualify for ISO tax treatment, the grant of the options must satisfy various conditions (e.g., the limitation of $100,000 of stock underlying ISOs that may vest in one year) and the option holder must satisfy certain conditions, including exercising the option while an employee or within a short period of time after ceasing to be an employee, and holding the shares acquired upon exercise of the option for a specified period of time. The Company does not guarantee that any option will qualify for ISO tax treatment even if the option is intended to qualify for such treatment. In the event an option intended to be an ISO fails to so qualify, it will be taxed as an NQSO as described in the next paragraph.

      An optionee is not taxed on the grant of an NQSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the option price and the fair market value of the shares acquired on the date of exercise. The Company is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain (or loss) on subsequent disposition of the shares is long-term capital gain (or loss) if the shares are held for at least one year following exercise. The Company does not receive a deduction for this gain.

      Stock Appreciation Rights: The grant of a stock appreciation right is generally not a taxable event for a participant. Upon exercise of the stock appreciation right, the participant will generally recognize ordinary income equal to the amount of cash and/or the fair market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. If the stock appreciation right is settled in shares, the participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year.

      Restricted Stock and Restricted Stock Units: Grantees of restricted stock or restricted stock units do not recognize income at the time of the grant of such restricted stock or restricted stock units. However, when the restricted stock or restricted stock units vest or are paid, as applicable, grantees generally recognize ordinary income in an amount equal to the fair market value of the stock or units at such time, and the Company will receive a corresponding deduction.

      Deferred Stock: A participant generally should not recognize any income with respect to deferred stock until shares are actually delivered to the participant in settlement thereof. At that time, the participant will generally recognize ordinary income equal to the fair market value of any shares received. The participant will be subject to income tax withholding at the time when the ordinary income is recognized. The Company will be entitled to a tax deduction at the same time for the same amount. The participant’s subsequent sale of the shares generally will give rise to capital gain or loss equal to the difference between the sale price and the ordinary income recognized when the participant received the shares, and these capital gains (or losses) will be taxable as long-term capital gains if the participant held the shares for more than one year.

      Incentive Bonuses: A participant will not have taxable income upon the grant of a contingent right to an incentive bonus. Rather, taxation will be postponed until the incentive bonus becomes payable, and, if the participant has timely elected deferral to a later date, such later date. At that time, the participant will recognize ordinary income equal to the value of the amount then payable.

      The participant will be subject to income tax withholding at the time when the ordinary income is recognized. Subject to the Section 162(m) restrictions discussed below, the Company will be entitled to a tax deduction at the same time and for the same amount.

      Company Deduction and Section 162(m): For the individual serving as the chief executive officer of the Company at the end of the taxable year and for the individuals serving as officers of the Company or a subsidiary at the end of such year who are among the four highest compensated officers (other than the chief executive officer) for proxy reporting purposes, Section 162(m) of the Code limits the amount of compensation otherwise deductible by the Company and its subsidiaries for such year to $1,000,000 for each such individual except to the extent that such compensation is “performance-based compensation.” The Company expects that NQSOs and ISOs should qualify as performance-based compensation. The Administrator may establish performance conditions and other terms with respect to grants of restricted stock, restricted stock units and incentive bonuses in order to qualify such grants as performance-based compensation for purposes of Section 162(m) of the Code. At the time of grant, the Administrator will determine the extent to which such grant will be performance-based compensation for purposes of Section 162(m) of the Code. In addition, the Administrator will certify the extent to which the Qualifying Performance Criteria have been satisfied before any payment is made that is intended to qualify as performance-based compensation.

Equity Compensation Plan Information

      The following table summarizes information as of December 31, 2003, relating to equity compensation plans of the Company, pursuant to which grants of options, performance stock, performance stock units or other rights to acquire shares may be granted from time to time.

Equity Compensation Plan Information

	(A)	(B)	(C)

Number Of
	Securities To Be		Number Of Securities
	Issued Upon	Weighted-Average	Remaining Available For
	Exercise Of	Exercise Price Of	Equity Compensation
	Outstanding	Outstanding Options,	Plans (Excluding
	Options, Warrants	Warrants And	Securities Reflected In
Plan Category	And Rights	Rights	Column (A))

Equity compensation plans approved by stockholders	4,101,839	$28.64	1,500,767
Equity compensation plans not approved by stockholders(1)	2,075,500	32.35	5,217,375

Total	6,177,339	$29.89	6,718,142

(1)	See Note 11 to the Company’s audited financial statements for the year ended December 31, 2003 for a narrative description of the 2002 Non-Executive Stock Incentive Plan, which was not approved by stockholders.

      See page 7 under “Background” for information on the number of shares subject to outstanding stock options and remaining available for future grants as of June 11, 2004 under the Company’s stock option and stock incentive plans.

Vote Required for Approval

      The affirmative vote of the holders of a majority of the shares of common stock represented and voting at the Meeting is required to approve the Plan. Unless marked to the contrary, proxies received will be voted FOR approval.

      The Board of Directors of the Company recommends a vote FOR the approval of the 2004 Stock Incentive Plan.

PROPOSAL NUMBER 3

Ratification of the Appointment of Ernst & Young LLP

as Independent Auditors for the Year Ending December 31, 2004

      The Audit Committee has selected Ernst & Young LLP as the Company’s independent auditors to perform the audit of the Company’s consolidated financial statements for the year ending December 31, 2004, and we are asking stockholders to ratify this selection. If the stockholders fail to ratify the selection of Ernst & Young LLP, that fact will be taken under advisement by the Audit Committee in determining whether to retain Ernst & Young LLP and whether to select them in future years. Representatives of Ernst & Young LLP are expected to be present at the Meeting. They will have the opportunity to make a statement at the Meeting if they wish to do so, and they will be available to respond to appropriate questions from stockholders.

Vote Required for Approval

      Ratification of the appointment of Ernst & Young LLP as our independent auditors for the year ending December 31, 2004 requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

      The Board of Directors recommends a vote FOR ratification of the appointment of Ernst & Young LLP as independent auditors for the year ending December 31, 2004.

Independent Auditors’ Fees and Services

      Fees paid to our independent auditors for each of the past two years are set forth below:

	Year Ended December 31,

	2002		2003

	Arthur Andersen LLP	Ernst & Young LLP	Ernst & Young LLP

Audit fees	$7,000	$101,749	$196,940
Audit-related fees	39,391	12,000	12,237
Tax fees	48,546	16,050	122,994
All other fees	—	—	—

Total	$94,937	$129,799	$332,171

Audit Fees: Audit fees were for professional services rendered for the audit of our annual financial statements for the years ended December 31, 2002 and 2003, the reviews of the financial statements included in our quarterly reports on Form 10-Q for the years ended December 31, 2002 and 2003, services in connection with our statutory and regulatory filings for the years ended December 31, 2002 and 2003 and assistance with registration statements and comfort letters and consents.

Audit-Related Fees: Audit related fees were for assurance and related services rendered that were reasonably related to the audit and reviews of our financial statements for the years ended December 31, 2002 and 2003, exclusive of the fees disclosed as Audit Fees above. These fees include benefit plan audits.

Tax Fees: Tax fees were for services related to tax compliance, consulting and planning services rendered during the years ended December 31, 2002 and 2003. In 2003, these services related principally to the preparation of our application as a “Qualified High Technology Company” to the Washington, D.C. Office of Tax and Revenue, and in 2002 these services related primarily to tax compliance, consulting and planning.

All Other Fees: We did not incur fees for any services, other than the fees disclosed above relating to audit, audit-related and tax services, rendered during the years ended December 31, 2002 and 2003.

Change in Independent Auditor

      On July 8, 2002, upon the recommendation of our Audit Committee, the Board of Directors dismissed Arthur Andersen LLP as our independent auditors and appointed Ernst & Young LLP to serve as our independent auditors for the year ended December 31, 2002.

      Arthur Andersen LLP’s reports on our financial statements for each of the years ended December 31, 2001 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor were such reports qualified or modified as to uncertainty, audit scope or accounting principles.

      During the years ended December 31, 2001 and 2000 and through July 8, 2002, there were: (i) no disagreements with Arthur Andersen LLP on any matter of accounting principle or practice, financial statement disclosure or auditing scope or procedure which, if not resolved to Arthur Andersen LLP’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on our financial statements for such years; and (ii) there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

      During the years ended December 31, 2001 and 2000 and through July 8, 2002, the Company did not consult Ernst & Young LLP with respect to the application of accounting principles to any specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on our financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Security Ownership of Certain Beneficial Owners and Management

      The following table sets forth certain information regarding the beneficial ownership of the Company’s common stock as of June 11, 2004, by (i) each person known to the Company to own more than 5% of the Company’s common stock, (ii) each Named Officer (as defined in the section of this proxy statement entitled “Executive Compensation”), (iii) each director or director nominee and (iv) all current directors and executive officers as a group.

	Amount and Nature of
	Beneficial Ownership(1)		Total Equity Stake(2)

Name of Beneficial Owner	Number	Percent	Number	Percent

James J. McGonigle	348,232	*	773,232	1.9%
Robert C. Hall	20,000	*	30,000	*
Nancy J. Karch	93,240	*	103,240	*
David W. Kenny	55,240	*	65,240	*
Daniel O. Leemon	—	*	82,240	*
Thomas L. Monahan III	104,066	*	260,316	*
Harold L. Siebert	144,114	*	144,114	*
Michael A. Archer	50,000	*	267,500	*
Derek C. M. van Bever	59,842	*	166,092	*
Timothy R. Yost	37,750	*	167,500	*
Massachusetts Financial Services Company(3)	2,100,190	5.4%	2,100,190	5.1%
All current directors and executive officers as a group (10 people)	912,484	2.3%	2,068,474	5.1%

*	Indicates ownership of less than 1%.

(1)	Unless indicated in the notes, each stockholder has sole voting and investment power for all shares shown, subject to community property laws that may apply to create shared voting and investment power. Beneficial ownership includes all options held by a stockholder that are currently exercisable or exercisable within 60 days of June 11, 2004 (which would be August 10, 2004) as follows: Mr. McGonigle, 300,000 shares; Mr. Hall, 20,000 shares; Ms. Karch, 92,240 shares; Mr. Kenny, 55,240 shares; Mr. Leemon, 0 shares; Mr. Monahan, 103,750 shares; Mr. Siebert, 0 shares; Mr. Archer, 50,000 shares; Mr. van Bever, 53,014 shares; Mr. Yost, 37,750 shares; and all current directors and executive officers as a group, 711,994 shares.

(2)	The Total Equity Stake column indicates the number of shares owned assuming the exercise of all options, whether vested or unvested, without regard to whether or not the options are exercisable within 60 days. Percentages in the percent column are calculated on a diluted basis, assuming that all shares subject to options are deemed to be outstanding, whether vested or unvested and without regard to whether or not the options are exercisable within 60 days.

(3)	Based solely upon on a Schedule 13G filed on February 12, 2004. This holder reported that these shares are also beneficially owned by certain other non-reporting entities. This holder has sole voting power over 1,981,890 of these shares. The address of Massachusetts Financial Services Company is 500 Boylston Street, Boston, MA, 02116.

Executive Officers

      The following table shows the Company’s executive officers:

			Officer
Name of Officer	Age	Position	Since

James J. McGonigle	40	Chief Executive Officer and Chairman of the Board	1998
Michael A. Archer	41	Chief Marketing Officer	2002
Thomas L. Monahan III	37	General Manager, Corporate Practice	2001
Derek C. M. van Bever	46	Chief Research Officer	1997
Timothy R. Yost	33	Chief Financial Officer	2002

      James J. McGonigle’s business experience is listed above in the section for nominees for the Board of Directors.

      Michael A. Archer has been our Chief Marketing Officer since November 2002. Mr. Archer joined the Company in March 2002 as our General Manager, Sales and Marketing. From 1989 through March 2002, Mr. Archer held various positions of increasing responsibility at Dun & Bradstreet, Inc., including Senior Vice President — Major Markets. Mr. Archer received a B.A. and an M.B.A. from the University of California at Los Angeles.

      Thomas L. Monahan III’s business experience is listed above in the section for nominees for the Board of Directors.

      Derek C. M. van Bever has been our Chief Research Officer since the spin-off. From 1995 through the date of the spin-off, he served as the Chief Research Officer of the business assumed by us in the spin-off. Prior to that, he served in various management capacities with The Advisory Board Company, which he joined in 1981. Mr. van Bever received a B.A. and an M.A. from the University of Delaware and an M.B.A. from Harvard Business School.

      Timothy R. Yost has been our Chief Financial Officer since September 2002. Mr. Yost joined the Company in January 1997, and has held a variety of financial positions of increasing responsibility, including senior director, finance. Prior to 1997, Mr. Yost served as an equity analyst with Chapin, Davis. Mr. Yost received a B.B.A. from Loyola College and an M.S. from the George Washington University.

Executive Compensation

Summary Compensation Table

      The following table presents certain information concerning compensation earned for services rendered for 2001, 2002, and 2003 by the Chief Executive Officer and the four other most highly paid persons who served as executive officers during 2003 (the “Named Officers”):

					Long-Term
					Compensation
		Annual Compensation
					Securities	All Other
Name and Principal Positions	Year	Salary	Bonus		Underlying Options	Compensation

James J. McGonigle	2003	$591,667	$400,000		200,000	—
Chief Executive Officer	2002	541,700	325,000		350,000(1)	—
	2001	500,000	225,000		100,000	—

Michael A. Archer	2003	$375,000	$380,000		150,000	—
Chief Marketing Officer	2002	251,300	450,000	(2)	100,000	—
	2001	—	—		—	—

Thomas L. Monahan III	2003	$416,671	$200,000		50,000	—
General Manager,	2002	400,000	80,000		70,000	—
Corporate Practice	2001	385,000	—		75,000	—

Derek C. M. van Bever	2003	$426,667	$108,000		50,000	—
Chief Research Officer	2002	410,000	102,000		70,000	—
	2001	410,000	—		35,000	$1,700,000 (3)

Timothy R. Yost	2003	$267,500	$120,000		50,000	—
Chief Financial Officer	2002	191,700	64,000	(4)	65,000	—
	2001	—	—		—	—

(1)	Includes options to purchase 150,000 shares of our common stock granted to Mr. McGonigle for his election to Chairman of the Board of Directors.

(2)	Includes a signing bonus of $50,000 paid to Mr. Archer upon the commencement of his employment.

(3)	Reflects amounts paid to Mr. van Bever in 2001 in connection with the repurchase of certain options of The Advisory Board Company prior to the time of the spin-off.

(4)	Mr. Yost became our Chief Financial Officer effective September 1, 2002.

Option Grants in Fiscal 2003

      The following table shows information about stock option grants to the Named Officers during fiscal 2003. These options are included in the Summary Compensation Table above. All options were granted at fair market value under the 2001 Stock Option Plan (the “2001 Plan”). The options have 10-year terms. The rules of the SEC require us to show hypothetical gains that the Named Officers would have for these options at the end of their 10-year terms. These gains are calculated assuming annual compound stock price appreciation of 5% and 10% from the date the option was originally granted to the end of the option term. The 5% and 10%

assumed annual compound rates of stock price appreciation are required by SEC rules. They are not our estimate or projection of future stock prices.

Stock Option Grants in 2003

	Individual Grants(1)

		% of Total				Potential Realizable Value
	Number of	Options				at Assumed Annual Rates of
	Shares	Granted to		Market		Stock Price Appreciation for
	Underlying	Employees	Exercise	Price on		Option Term
	Option	in	Price	Date of
Name	Grants	Fiscal Year	(per share)	Grant	Expiration Date	5%	10%

James J. McGonigle	200,000	10.4%	$32.30	$32.30	March 11, 2013	$4,062,659	$10,295,576
Michael A. Archer	150,000	7.8	32.30	32.30	March 11, 2013	3,046,994	7,721,682
Thomas L. Monahan III	50,000	2.6	32.30	32.30	March 11, 2013	1,015,665	2,573,894
Derek C. M. van Bever	50,000	2.6	32.30	32.30	March 11, 2013	1,015,665	2,573,894
Timothy R. Yost	50,000	2.6	32.30	32.30	March 11, 2013	1,015,665	2,573,894

(1)	Options granted under the 2001 Plan become exercisable 25% per year beginning one year after the date of grant.

Option Exercises in 2003 and Year-End Option Values

      The following table shows information about the value realized on option exercises for each of the Named Officers during fiscal 2003, and the value of their unexercised options at the end of fiscal 2003. Value realized, or gain, is measured as the difference between the exercise price and market value or the price at which the shares were sold on the date of exercise.

Aggregated Option Exercises in 2003

and Year-End Option Values

			Number of Securities		Value of Unexercised
			Underlying Unexercised		In-the-Money Options
	Shares		Options at Fiscal Year-End		at Fiscal Year-End(1)
	Acquired on	Value
Name	Exercise	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

James J. McGonigle	10,526	$262,518	377,796	430,000	$7,333,577	$6,560,900
Michael A. Archer	—	—	25,000	225,000	320,500	3,117,000
Thomas L. Monahan III	35,000	796,250	80,110	152,500	1,476,978	2,373,275
Derek C. M. van Bever	11,250	226,713	48,408	130,000	865,411	1,996,175
Timothy R. Yost	—	—	35,750	110,250	676,135	1,759,495

(1)	Based on the closing price of our common stock on December 31, 2003 of $46.67 per share.

Compensation Committee Report on Executive Compensation

      Pursuant to its charter, the Compensation Committee’s responsibilities include developing and administering a compensation policy for executive officers that contains appropriate performance incentives and equity-linked components, and reviewing annually the performance of the executive officers of the Company.

General Compensation Practices for Executive Officers

      Compensation of the Company’s executive officers consists primarily of base salary, annual bonus and stock options.

      Base Salary. The base salaries of the Company’s executive officers are derived from a combination of external and internal factors. Through a comparison of competitive industry practices, as well as an assessment of the performance, scope and impact of their job, Mr. McGonigle recommends to the Compensation Committee a base salary for each executive officer. The Compensation Committee, after taking into consideration Mr. McGonigle’s recommendations, as well as historic and comparable pay levels within the Company and its periodic assessment of competitive pay levels for executive officers with similar skill sets, establishes annual base salaries for each of the Company’s executive officers.

      Annual Bonus. The Compensation Committee generally intends to award annual bonuses in order to motivate and reward each of the Company’s executive officers based on attainment of the Company’s annual financial goals, achievement of financial performance and operating objectives, and the individual performance of each executive officer. Annual bonus targets are pre-established by the Compensation Committee and reflect competitive industry practice. The annual bonus payable to each executive officer is adjusted upward or downward from the annual bonus targets based upon actual performance against certain performance metrics. All bonuses for executive officers are reviewed and approved by the Compensation Committee.

      Stock Options. The Compensation Committee generally intends to grant stock options to each of the Company’s executive officers on an annual basis and in connection with other career milestones, such as assuming added responsibilities or achieving exceptional performance. Stock option grants are designed to promote long-term stockholder value through a vesting schedule that generally provides for the options to become exercisable in four equal annual installments commencing one year after the date they are granted, subject to the stock option holder’s continued employment with the Company. The number of stock options granted generally has been determined in consultation with the executive officers and has been based on a subjective and objective evaluation as to competitive practices for equity-based compensation and on relative weighting of option grants among recipients at the Company.

Compensation of the Chief Executive Officer

      Mr. McGonigle’s base salary is reviewed annually by the Compensation Committee and is adjusted after an analysis and evaluation of the Company’s performance as compared to annual financial goals and operating objectives and other annual goals, such as the continued growth and advancement of the Company and its human resources, and the development of growth strategies for future years. The Compensation Committee generally determines the annual bonus of, and the number of stock options to be granted to, Mr. McGonigle in a manner consistent with the factors discussed above for other executive officers. Mr. McGonigle received a salary for 2003 of $591,667. In addition, the Compensation Committee determined to pay Mr. McGonigle an incentive bonus of $400,000, based upon its subjective evaluation of the annual financial goals and operating objectives and other annual goals discussed above. Finally, Mr. McGonigle was granted options to purchase 200,000 shares of common stock for his service as Chief Executive Officer, based upon its evaluation of his past grants and the current value of his exercisable and unexercisable options.

Deductibility of Executive Compensation in Excess of $1.0 Million

      Section 162(m) of the Internal Revenue Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million to any of the five highest paid officers of a corporation unless the compensation is paid under a predetermined objective performance plan meeting certain requirements or satisfies one of various other exemptions. The 1999 Stock Option Plan, the 2001 Stock Option Plan and the proposed 2004 Stock Incentive Plan are designed so that awards under these plans can qualify as “performance-based compensation” that is not subject to Section 162(m). The Company believes that stock option grants to its executive officers qualify as performance-based compensation, but that unless the 2004 Stock Incentive Plan is approved by stockholders, annual bonuses paid to the Chief Executive Officer and other executive officers may result in compensation arrangements in excess of $1.0 million that do not qualify. Moreover, in light of the ambiguities and uncertainties under Section 162(m), no assurance can be made that compensation intended by the Company to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

COMPENSATION COMMITTEE MEMBERS

David W. Kenny, Chairman

Robert C. Hall
Daniel O. Leemon

Employment Contracts, Termination of

Employment and Change of Control Arrangements

Option Plans

      In the event that there is any change in the number or kind of the outstanding shares of common stock of the Company, whether by reason of merger, consolidation or otherwise, then the plan administrator of the 1999 Stock Option Plan, the 2001 Stock Option Plan and the 2002 Non-Executive Stock Incentive Plan (collectively hereafter referred to as the “Plans”) shall, in its sole discretion, determine the appropriate adjustment, if any, to options held by Company employees, including the Named Officers. In addition, in the event of such a change, the plan administrator may accelerate the time or times at which any option may be exercised and may provide for cancellation of accelerated options that are not exercised within a time prescribed by the plan administrator in its sole discretion. Options granted under the Plans generally provide that, if an optionee remains employed by the Company for one year following a change of control, or if during such time the optionee’s employment is terminated for any reason other than for cause or voluntary resignation, all options granted to the optionee under the Plans become immediately exercisable. For this purpose, a change of control includes an acquisition by any person of more than 50% of the Company’s stock, a change in a majority of the Board of Directors to include directors not nominated by the Company, and stockholder approval of certain mergers, asset sales or plans of liquidation.

Employment Arrangements

      Mr. McGonigle is employed by the Company pursuant to the terms of an employment agreement, which continues in effect until Mr. McGonigle’s termination or separation from the Company. In accordance with the terms of the employment agreement, Mr. McGonigle is entitled to an annual base salary of $600,000, which is subject to periodic increases at the Company’s sole discretion. The employment agreement requires Mr. McGonigle to devote his efforts and abilities to the Company on a full-time basis. The employment agreement also provides that Mr. McGonigle will receive an amount equal to 125% of one year’s base salary and that all the options granted to him will vest and become exercisable immediately if he is terminated without cause.

      Mr. Archer is employed by the Company pursuant to the terms of an employment agreement, which continues in effect until Mr. Archer’s termination or separation from the Company. In accordance with the terms of the employment agreement, Mr. Archer is entitled to an annual base salary of $375,000, which is subject to periodic increases at the Company’s sole discretion. The employment agreement requires Mr. Archer to devote his efforts and abilities to the Company on a full-time basis. The employment agreement also provides that Mr. Archer will receive an amount equal to 100% of one year’s base salary plus $100,000 and that all the options granted to him will vest and become exercisable immediately if he is terminated without cause.

Stock Performance Graph

      The graph below compares the cumulative total stockholder return on the Company’s common stock from February 23, 1999, the date of the Company’s initial public offering, through December 31, 2003, with the cumulative total return on the Lehman Brothers Business Services Index and the NASDAQ National Market (U.S.) Index for the same period. The graph assumes that $100 was invested in the Company’s common stock and in each of the other indexes on February 23, 1999 and that any dividends were reinvested. The comparisons in the graph below are based on historical data (with the Company’s common stock prices based on the closing price on the date of the initial public offering and thereafter) and are not intended to forecast the possible future performance of the Company’s common stock.

COMPARISON OF THE CUMULATIVE TOTAL STOCKHOLDER RETURN

AMONG THE CORPORATE EXECUTIVE BOARD COMPANY,
THE LEHMAN BROTHERS BUSINESS SERVICES INDEX AND
THE NASDAQ NATIONAL MARKET (U.S.) INDEX

	The Corporate
	Executive Board	Lehman Brothers Business	NASDAQ National Market
	Company	Services Index	(U.S.) Index

2/23/99	100	100	100
12/31/99	234	156	172
12/31/00	333	197	104
12/31/01	307	229	82
12/31/02	267	188	56
12/31/03	391	265	84

      Companies included in the Lehman Brothers Business Services Index as of December 31, 2003 are: Accenture Ltd., Administaff Inc., Automatic Data Processing, Inc., Aramark Worldwide Corp., Bearingpoint Inc., Cintas Corp., Convergys Corp., CSG Systems International Inc., The Corporate Executive Board Company, FTI Consulting Inc., G&K Services Inc., H&R Block Inc., Heidrick & Struggles International Inc., Kelly Services Inc., Korn/Ferry International Inc., Labor Ready Inc., Manpower Inc., Maximus Inc., Monster Worldwide Inc., On Assignment Inc., Paychex Inc., Resources Connection Inc., Robert Half International Inc., The ServiceMaster Company, Spherion Corp., StarTek, Inc., Viad Corp., Watson Wyatt & Co. Holdings and West Corp.

Other Matters

Stockholder Proposals

      Under SEC rules, any stockholder who intends to present a proposal at the Company’s next annual meeting of stockholders must submit the proposal to the Company at our principal executive offices no later than March 1, 2005, and must satisfy the other requirements of SEC Rule 14a-8 in order for the proposal to be considered for inclusion in our Proxy Statement and proxy for that meeting. Any stockholder who wishes to bring a proposal before the Company’s next annual meeting of stockholders, but does not wish to include it in the Company’s proxy materials under SEC Rule 14a-8, or wishes to nominate one or more persons to serve as directors, must provide written notice of the proposal to the Company’s Secretary at our principal executive offices on or after March 20, 2005, and before May 15, 2005. However, if the date of the Company’s next annual meeting of stockholders is advanced by more than 30 days or delayed (other than the result of adjournment) by more than 30 days from the anniversary of the previous year’s annual meeting, then such notice must be delivered not later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which the meeting date is publicly announced. Any such stockholder’s notice must otherwise satisfy the requirements of our bylaws. If a stockholder making such a proposal does not also satisfy the requirements of SEC Rule 14a-4(c), the Company may exercise discretionary voting authority over proxies it solicits in determining how to vote on the proposal.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers, and 10% stockholders to file forms with the SEC to report their ownership of the Company’s stock and any changes in ownership. Anyone required to file forms with the SEC must also send copies of the forms to the Company. We have reviewed all forms provided to us. Based on that review and on written information given to us by our executive officers and directors, we believe that all Section 16(a) filing requirements were met during 2003.

Delivery of Documents to Stockholders Sharing an Address

      If you are a beneficial owner, but not the record holder, of Company shares, your broker, bank or other nominee may deliver only one copy of the Company’s Proxy Statement and Annual Report to multiple stockholders who share an address unless that nominee has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of the Proxy Statement and Annual Report to a stockholder at a shared address to which a single copy of the documents were delivered. A stockholder who wishes to receive a separate copy of the Proxy Statement and Annual Report, now or in the future, should submit their request to the Company by telephone at 202-777-5455 or by submitting a written request to James C. Edgemond, Secretary and Treasurer, Suite 6000, 2000 Pennsylvania Avenue, NW, Washington, D.C., 20006. Beneficial owners sharing an address who are receiving multiple copies of proxy materials and annual reports and wish to receive a single copy of such materials in the future will need to contact your broker, bank or other nominee to request that only a single copy of each document be mailed to all stockholders at the shared address in the future.

Other Business

      Our Board of Directors does not currently intend to bring any other business before the Meeting, and is not aware of any other business to be brought before the Meeting. If any other business is properly brought before the Meeting, the proxies will be voted in accordance with the judgment of the proxy holders.

      Whether or not you plan to attend the Meeting, please complete, sign, date and promptly return the accompanying proxy card in the enclosed postage-paid envelope.

APPENDIX A

THE CORPORATE EXECUTIVE BOARD COMPANY

AUDIT COMMITTEE CHARTER

1.	Purpose

      There shall be a committee of the Board of Directors (the Board) of The Corporate Executive Board Company (the Company) to be known as the Audit Committee (the Committee). The Committee assists the Board in fulfilling its responsibility for oversight of the quality and integrity of the accounting and reporting practices of the Company, the qualifications and independence of the public accounting firm engaged to prepare or issue an audit report on the financial statements of the Company (the independent auditor), performance of any persons performing internal audit functions, and such other duties as directed by the Board.

2.	Membership and Organization

      The Committee shall be composed of at least three members, consisting entirely of “independent” directors, each of whom is appointed annually by the Board. For purposes hereof, “independent” will mean a director who meets the independence requirements of The Nasdaq Stock Market, Inc. (NASDAQ), as determined by the Board. Members of the Committee shall be appointed by the Board upon the recommendation of the Nominating and Corporate Governance Committee. The Board shall designate one member of the Committee as chairperson or delegate the authority to designate a chairperson to the Committee (the Committee Chair).

      Each member of the Committee must not have participated in the preparation of the financial statements of the Company at any time during the past three years and be financially literate. In addition, at least one member of the Committee shall be an “audit committee financial expert,” as determined by the Board in accordance with Securities and Exchange Commission (SEC) rules.

3.	Operations

      The Committee will meet as often as may be necessary or appropriate in its judgment, generally four times each year, either in person or telephonically. The Committee will meet periodically in executive session with each of management and the independent auditors. The Committee will cause to be kept adequate minutes of all its proceedings, and shall promptly inform the Board of the actions taken or issues discussed at its meetings. This will generally take place at the Board meeting following a Committee meeting. The majority of the members of the Committee shall constitute a quorum.

4.	Authority

      The Committee shall have the authority to retain such outside counsel, accountants, experts and other advisors as it determines appropriate to assist it in the performance of its functions and shall receive appropriate funding, as determined by the Committee, from the Company for payment of compensation to any such advisors. Any communications between the Committee and legal counsel in the course of obtaining legal advice will be considered privileged communications of the Company and the Committee will take all necessary steps to preserve the privileged nature of those communications.

5.	Communications and Reporting

      The independent auditor reports directly to the Committee. The Committee is expected to maintain free and open communication with the independent auditor, any persons performing internal audit functions, and the Company’s management. This communication will include periodic separate executive sessions with each of these parties.

6.	Responsibilities

      In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the Board and shareholders that the accounting, reporting and financial practices of the Company are in accordance with all requirements and are of the highest quality. In carrying out these responsibilities, the Committee will:

a) Be directly responsible, in its capacity as a committee of the Board, for the appointment, compensation and oversight of the work of the independent auditor. In this regard, the Committee shall appoint and retain, subject to ratification by the Company’s stockholders, compensate, evaluate, and terminate, when appropriate, the independent auditor, which shall report directly to the Committee.

b) Approve in advance all audit services to be provided by the independent auditor. By approving the audit engagement, an audit service within the scope of the engagement shall be deemed to have been pre-approved.

c) Establish policies and procedures for the engagement of the independent auditor to provide audit and permissible non-audit services, which shall include pre-approval of all permissible non-audit services to be provided by the independent auditor.

d) Meet with the independent auditors and financial management of the Company to review and discuss: (i) the scope of the proposed audit for the current year and the audit procedures to be utilized, and at the conclusion thereof review such audit results, any accompanying management letters and any difficulties the auditor encountered in the course of their audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management, and (ii) any reports of the independent auditor with respect to interim periods.

e) Review with the independent auditors and management the adequacy and effectiveness of the Company’s internal controls, including any significant deficiencies in internal controls, significant changes in such controls reported to the Committee by the independent auditor or management, and any recommendations for the improvement of such internal control procedures.

f) Review and discuss the adequacy and effectiveness of the Company’s disclosure controls and procedures and management reports thereon.

g) Review the Company’s annual audited and quarterly unaudited financial statements with management and the independent auditors, including: (i) an analysis of the auditors’ judgment as to the quality of the Company’s accounting principles, setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements; (ii) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” including accounting policies that may be regarded as critical; and (iii) major issues regarding the Company’s accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles and financial statement presentations; and receive reports from the independent auditor as required by SEC rules.

h) Review with the independent auditor, at least annually, the written statement from the auditor of the Company required by Independence Standards Board Standard No. 1 concerning any relationships between the auditor and the Company or any other disclosed relationships or services that may adversely impact the objectivity and independence of the auditor, and based on such review, assess the independence of the auditor.

i) Recommend to the Board, based on the review and discussion required by SEC rules, whether the financial statements should be included in the Company’s annual report on Form 10-K.

j) Provide reports in the Company’s proxy statement required by Securities and Exchange Commission rules.

k) Review and approve all related party transactions (as defined in applicable NASDAQ listing standards).

l) Oversee the Company’s compliance systems with respect to legal and regulatory requirements and review the Company’s code(s) of conduct and programs to monitor compliance with such code(s).

m) Establish procedures for handling complaints regarding accounting, internal accounting controls and auditing matters, including procedures for confidential, anonymous submission of concerns by employees regarding accounting and auditing matters.

n) Establish policies for the hiring of employees and former employees of the independent auditor.

o) Annually evaluate the performance of the Committee and assess the adequacy of the Committee Charter.

APPENDIX B

THE CORPORATE EXECUTIVE BOARD COMPANY

2004 STOCK INCENTIVE PLAN

1.	Purpose

      The purpose of The Corporate Executive Board Company 2004 Stock Incentive Plan (the “Plan”) is to advance the interests of The Corporate Executive Board Company (the “Company”) by stimulating the efforts of employees, officers and, to the extent provided by Section 5(d), other service providers, in each case who are selected to be participants, by heightening the desire of such persons to continue in working toward and contributing to the success and progress of the Company. The Plan supercedes the Company’s 1999 Stock Option Plan, 2001 Stock Option Plan and 2002 Non-Executive Stock Incentive Plan with respect to future awards, and provides for the grant of Incentive and Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units and Deferred Stock Units, any of which may be performance-based, and for Incentive Bonuses, which may be paid in cash or stock or a combination thereof, as determined by the Administrator.

2.	Definitions

      As used in the Plan, the following terms shall have the meanings set forth below:

(a) “Administrator” means the Administrator of the Plan in accordance with Section 18.

(b) “Award” means an Incentive Stock Option, Non-Qualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Deferred Stock Unit or Incentive Bonus granted to a Participant pursuant to the provisions of the Plan, any of which the Administrator may structure to qualify in whole or in part as a Performance Award.

(c) “Award Agreement” means a written agreement or other instrument as may be approved from time to time by the Administrator implementing the grant of each Award. An Agreement may be in the form of an agreement to be executed by both the Participant and the Company (or an authorized representative of the Company) or certificates, notices or similar instruments as approved by the Administrator.

(d) “Board of Directors” means the Board of Directors of the Company.

(e) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rulings and regulations issues thereunder.

(f) “Common Stock” means the Company’s common stock, par value $.01, subject to adjustment as provided in Section 12.

(g) “Company” means The Corporate Executive Board Company, a Delaware corporation.

(h) “Deferred Stock Unit” or “DSU” means an Award granted pursuant to Section 9 representing the unfunded and unsecured right to receive Common Stock or cash or a combination thereof, as determined by the Administrator, at the end of a specified deferral period.

(i) “Incentive Bonus” means a bonus opportunity awarded under Section 10 pursuant to which a Participant may become entitled to receive an amount based on satisfaction of such performance criteria as are specified in the Award Agreement.

(j) “Incentive Stock Option” or “ISO” means a stock option that is intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(k) “Option” means an ISO and/or a NQSO granted pursuant to Section 6 of the Plan.

(l) “Participant” means any individual described in Section 3 to whom Awards have been granted from time to time by the Administrator and any authorized transferee of such individual.

(m) “Performance Award” means an Award, the grant, issuance, retention, vesting or settlement of which is subject to satisfaction of one or more Qualifying Performance Criteria established pursuant to Section 13.

(n) “Plan” means The Corporate Executive Board Company 2004 Stock Incentive Plan as set forth herein and as amended from time to time.

(o) “Prior Plans” mean The Corporate Executive Board Company 1999 Stock Option Plan, The Corporate Executive Board Company 2001 Stock Option Plan and The Corporate Executive Board Company 2002 Non-Executive Stock Incentive Plan.

(p) “Qualifying Performance Criteria” has the meaning set forth in Section 13(b).

(q) “Restricted Stock” means shares of Common Stock granted pursuant to Section 8 of the Plan.

(r) “Restricted Stock Unit” means an Award granted to a Participant pursuant to Section 8 pursuant to which shares of Common Stock may be issued in the future.

(s) “Retirement” has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term, shall mean retirement from active employment with the Company and its Subsidiaries (i) at or after age 55 and with the approval of the Administrator or (ii) at or after age 65. The determination of the Administrator as to an individual’s Retirement shall be conclusive on all parties.

(t) “Stock Appreciation Right” means a right granted pursuant to Section 7 of the Plan that entitles the Participant to receive, in cash or shares of Common Stock or a combination thereof, as determined by the Administrator, value equal to or otherwise based on the excess of (i) the market price of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Administrator on the date of grant.

(u) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company where each of the corporations in the unbroken chain other than the last corporation owns stock possessing at least 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain, and if specifically determined by the Administrator in the context other than with respect to Incentive Stock Options, may include an entity in which the Company has a significant ownership interest or that is directly or indirectly controlled by the Company.

(v) “Termination of employment” means ceasing to serve as a full-time employee of the Company and its Subsidiaries or, with respect to a service provider, ceasing to serve as such for the Company, except that (i) subject to Section 6(c), an approved leave of absence or approved employment on a less than full-time basis may constitute employment as determined by the Administrator, (ii) the Administrator may determine that a transition of employment to service with a partnership, joint venture or corporation not meeting the requirements of a Subsidiary in which the Company or a Subsidiary is a party is not considered a “termination of employment” and (iii) service as a member of the Board of Directors shall constitute continued employment with respect to Awards granted to a Participant while he or she served as an employee. The Administrator shall determine whether any corporate transaction, such as a sale or spin-off of a division or subsidiary that employs a Participant, shall be deemed to result in a termination of employment with the Company and its Subsidiaries for purposes of any affected Participant’s Options, and the Administrator’s decision shall be final and binding.

(w) “Total and Permanent Disablement” has the meaning specified by the Administrator in the terms of an Award Agreement or, in the absence of any such term or in the case of an Option intending to qualify as an ISO, the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The determination of the Administrator as to an individual’s Total and Permanent Disablement shall be conclusive on all parties.

3.	Eligibility

      Any person who is a current or prospective officer or employee (including any director who is also an employee, in his or her capacity as such) of the Company or of any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. In addition, to the extent provided by Section 5(d), any service provider who has been retained to provide consulting, advisory or other services to the Company or to any Subsidiary shall be eligible for selection by the Administrator for the grant of Awards hereunder. Options intending to qualify as ISOs may only be granted to employees of the Company or any Subsidiary within the meaning of the Code, as selected by the Administrator. For purposes of this Plan, the Chairman of the Board’s status as an employee shall be determined by the Administrator.

4.	Effective Date and Termination of Plan

      This Plan was adopted by the Board of Directors of the Company as of June 11, 2004, and it will become effective (the “Effective Date”) when it is approved by the Company’s stockholders. The Plan shall remain available for the grant of Awards until the tenth (10th) anniversary of the Effective Date. Notwithstanding the foregoing, the Plan may be terminated at such earlier time as the Board of Directors may determine. Termination of the Plan will not affect the rights and obligations of the Participants and the Company arising under Awards theretofore granted and then in effect.

5.	Shares Subject to the Plan and to Awards

      (a) Aggregate Limits. The aggregate number of shares of Common Stock issuable pursuant to all Awards shall not exceed be 4,000,000, plus any shares subject to outstanding awards under the Prior Plans as of June 11, 2004 that on or after such date cease for any reason to be subject to such awards (other than by reason of exercise or settlement of the awards to the extent they are exercised for or settled in vested and nonforfeitable shares), up to an aggregate maximum of 9,400,000 shares. Any shares of Common Stock granted as Options or Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) share granted. Any shares of Common Stock granted as Awards other than Options or Stock Appreciation Rights shall be counted against this limit as two and one-half (2.5) shares for every one (1) share granted. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 12. The shares of Common Stock issued pursuant to Awards granted under this Plan may be shares that are authorized and unissued or shares that were reacquired by the Company, including shares purchased in the open market.

      (b) Issuance of Shares. For purposes of Section 5(a), the aggregate number of shares of Common Stock issued under this Plan at any time shall equal only the number of shares actually issued upon exercise or settlement of an Award and shall not include shares subject to Awards that have been canceled, expired or forfeited or shares subject to Awards that have been delivered to the Company in payment or satisfaction of the purchase price, exercise price or tax withholding obligation of an Award.

      (c) Tax Code Limits. The aggregate number of shares of Common Stock subject to Options and Stock Appreciation Rights granted under this Plan during any calendar year to any one Participant shall not exceed 500,000, and the aggregate number of shares of Common Stock issued or issuable under all Awards granted under this Plan other than Options or Stock Appreciation Rights during any calendar year to any one Participant shall not exceed 200,000, which numbers shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any Award intended to qualify as “performance based compensation” under Code Section 162(m). The aggregate number of shares of Common Stock that may be issued pursuant to the exercise of ISOs granted under this Plan shall not exceed 4,000,000, which number shall be calculated and adjusted pursuant to Section 12 only to the extent that such calculation or adjustment will not affect the status of any option intended to qualify as an ISO under Code Section 422. The maximum amount payable pursuant to that portion of an Incentive Bonus granted under this Plan for any calendar year to any Participant that is intended to satisfy the requirements for “performance based compensation” under Code Section 162(m) shall not exceed four million dollars ($4,000,000).

      (d) Awards to Service Providers. The aggregate number of shares of Common Stock issued under this Plan pursuant to all Awards granted to service providers shall not exceed 100,000.

6.	Options

      (a) Option Awards. Options may be granted at any time and from time to time prior to the termination of the Plan, to Participants selected by the Administrator. No Participant shall have any rights as a stockholder with respect to any shares of stock subject to Option hereunder until said shares have been issued. Each Option shall be evidenced by an Award Agreement. Options granted pursuant to the Plan need not be identical but each Option must contain and be subject to the terms and conditions set forth below.

      (b) Price. The purchase price under each Option shall be established by the Administrator, provided that in no event will the purchase price be less than the market price of the Common Stock on the date of grant, except for Options that the Participant pays for or as to which the Participant foregoes other compensation equal in value to the amount of such discount. The purchase price of any Option may be paid in Common Stock, cash or a combination thereof, as determined by the Administrator, including an irrevocable commitment by a broker to pay over such amount from a sale of the shares issuable under an Option, the delivery of previously owned Common Stock and withholding of Common Stock deliverable upon exercise.

      (c) No Repricing. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of an Option may not be reduced without stockholder approval (including cancelling previously awarded Options and regranting them with a lower exercise price).

      (d) Duration and Exercise or Termination of Option. The Administrator shall have the right to make the timing of the ability to exercise any Option subject to continued employment, the passage of time and/or such performance requirements as deemed appropriate by the Administrator, provided that in no event shall any Option become exercisable sooner than one (1) year after the date of grant except in the event of the Participant’s death or Total and Permanent Disablement or a change of control (as defined in the applicable Award Agreement). Unless the Administrator provides otherwise Options shall become exercisable 25 percent per year beginning one (1) year after the date of the grant. Unless provided otherwise in the applicable Award Agreement, the vesting period and/or exercisability of an Option shall be adjusted by the Administrator during or to reflect the effects of any period during which the Participant is on an approved leave of absence or is employed on a less than full-time basis. Each Option shall expire within a period of not more than seven (7) years from the date of grant.

      (e) Termination of Employment: Unless an Option earlier expires upon the expiration date established pursuant to Section 6(d), upon the termination of the Participant’s employment, his or her rights to exercise an Option then held shall be only as follows, unless the Administrator specifies otherwise:

(1) Death. Upon the death of a Participant while in the employ of the Company or any Subsidiary, all of the Participant’s Options then held shall be exercisable by his or her estate, heir or beneficiary at any time during the twelve (12) months next succeeding the date of death. Any and all of the deceased Participant’s Options that are not exercised during the twelve (12) months next succeeding the date of death shall terminate as of the end of such twelve (12) month period.

If a Participant should die within thirty (30) days of his or her termination of employment with the Company and its Subsidiaries, an Option shall be exercisable by his or her estate, heir or beneficiary at any time during the twelve (12) months succeeding the date of termination, but only to the extent of the number of shares as to which such Option was exercisable as of the date of such termination. Any and all of the deceased Participant’s Options that are not exercised during the twelve (12) months succeeding the date of termination shall terminate as of the end of such twelve (12) month period. A Participant’s estate shall mean his or her legal representative or other person who so acquires the right to exercise the Option by bequest or inheritance or by reason of the death of the Participant.

(2) Total and Permanent Disablement. Upon termination of employment as a result of the Total and Permanent Disablement of any Participant, all of the Participant’s Options then held shall be exercisable for a period of twelve (12) months after termination. Any and all Options that are not exercised during the twelve (12) months succeeding the date of termination shall terminate as of the end of such twelve (12) month period.

(3) Retirement. Upon Retirement of a Participant, the Participant’s Options then held shall be exercisable for a period of twelve (12) months after Retirement. The number of shares with respect to which the Options shall be exercisable shall equal the total number of shares that were exercisable under the Participant’s Option on the date of his or her Retirement. Any and all Options that are unexercised during the twelve (12) months succeeding the date of termination shall terminate as of the end of such twelve (12) month period.

(4) Other Reasons. Upon the date of a termination of a Participant’s employment for any reason other than those stated above in Sections 6(e)(1), (e)(2) and (e)(3) or as described in Section 15, (A) any Option that is unexercisable as of such termination date shall remain unexercisable and shall terminate as of such date, and (B) any Option that is exercisable as of such termination date shall expire the earlier of (i) ninety (90) days following such date or (ii) the expiration date of such Option.

      (f) Incentive Stock Options. Notwithstanding anything to the contrary in this Section 6, in the case of the grant of an Option intending to qualify as an ISO: (i) if the Participant owns stock possessing more than 10 percent of the combined voting power of all classes of stock of the Company (a “10% Shareholder”), the purchase price of such Option must be at least 110 percent of the fair market value of the Common Stock on the date of grant and the Option must expire within a period of not more than five (5) years from the date of grant, (ii) termination of employment will occur when the person to whom an Award was granted ceases to be an employee (as determined in accordance with Section 3401(c) of the Code and the regulations promulgated thereunder) of the Company and its Subsidiaries. Notwithstanding anything in this Section 6 to the contrary, options designated as ISOs shall not be eligible for treatment under the Code as ISOs to the extent that either (iii) the aggregate fair market value of shares of Common Stock (determined as of the time of grant) with respect to which such Options are exercisable for the first time by the Participant during any calendar year (under all plans of the Company and any Subsidiary) exceeds $100,000, taking Options into account in the order in which they were granted, and (iv) such Options otherwise remain exercisable but are not exercised within three (3) months of Termination of employment (or such other period of time provided in Section 422 of the Code).

      (g) Other Terms and Conditions: Options may also contain such other provisions, which shall not be inconsistent with any of the terms of this Plan, as the Administrator shall deem appropriate.

7.	Stock Appreciation Rights

      Stock Appreciation Rights may be granted to Participants from time to time either in tandem with or as a component of other Awards granted under the Plan (“tandem SARs”) or not in conjunction with other Awards (“freestanding SARs”) and may, but need not, relate to a specific Option granted under Section 6. The provisions of Stock Appreciation Rights need not be the same with respect to each grant or each recipient. Any Stock Appreciation Right granted in tandem with an Option may be granted at the same time such Option is granted or at any time thereafter before exercise or expiration of such Option. All Stock Appreciation Rights under the Plan shall be granted subject to the same terms and conditions applicable to Options as set forth in Section 6; provided, however, that Stock Appreciation Rights granted in tandem with a previously granted Option shall have the terms and conditions of such Option. Subject to the provisions of Section 6, the Administrator may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate. Stock Appreciation Rights may be settled in shares of Common Stock, cash or combination thereof, as determined by the Administrator. Other than in connection with a change in the Company’s capitalization (as described in Section 12) the exercise price of a Stock Appreciation Rights may not be reduced without stockholder approval (including cancelling previously awarded Stock Appreciation Rights and regranting them with a lower exercise price).

8.	Restricted Stock and Restricted Stock Units

      (a) Restricted Stock and Restricted Stock Unit Awards. Restricted Stock and Restricted Stock Units may be granted at any time and from time to time prior to the termination of the Plan to Participants selected by the Administrator. Restricted Stock is an award or issuance of shares of Common Stock the grant, issuance, retention, vesting and/or transferability of which is subject during specified periods of time to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Restricted Stock Units are Awards denominated in units of Common Stock under which the issuance of shares of Common Stock is subject to such conditions (including continued employment or performance conditions) and terms as the Administrator deems appropriate. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Unless determined otherwise by the Administrator, each Restricted Stock Unit will be equal to one share of Common Stock and will entitle a

Participant to either shares of Common Stock or an amount of cash determined with reference to the value of shares of Common Stock. To the extent determined by the Administrator, Restricted Stock and Restricted Stock Units may be satisfied or settled in Common Stock, cash or a combination thereof. Restricted Stock and Restricted Stock Units granted pursuant to the Plan need not be identical but each grant of Restricted Stock and Restricted Stock Units must contain and be subject to the terms and conditions set forth below.

      (b) Contents of Agreement. Each Award Agreement shall contain provisions regarding (i) the number of shares of Common Stock or Restricted Stock Units subject to such Award or a formula for determining such number, (ii) the purchase price of the shares, if any, and the means of payment, (iii) the performance criteria, if any, and level of achievement versus these criteria that shall determine the number of shares or units granted, issued, retainable and/or vested, (iv) such terms and conditions on the grant, issuance, vesting and/or forfeiture of the shares or units as may be determined from time to time by the Administrator, (v) restrictions on the transferability of the shares or units and (vi) such further terms and conditions in each case not inconsistent with this Plan as may be determined from time to time by the Administrator. Shares of Common Stock issued under a Restricted Stock Award may be issued in the name of the Participant and held by the Participant or held by the Company, in each case as the Administrator may provide.

      (c) Sales Price. Subject to the requirements of applicable law, the Administrator shall determine the price, if any, at which Awards of Restricted Stock or Restricted Stock Units, or shares of Common Stock issuable under Restricted Stock Unit Awards, shall be sold or awarded to a Participant, which may vary from time to time and among Participants and which may be below the market price of such shares at the date of grant.

      (d) Vesting. The grant, issuance, retention, vesting and/or settlement of shares of Restricted Stock and Restricted Stock Units shall occur at such time and in such installments as determined by the Administrator or under criteria established by the Administrator. The Administrator shall have the right to make the timing of the grant and/or the issuance, ability to retain, vesting and/or settlement of shares of Restricted Stock and under Restricted Stock Units subject to continued employment, passage of time and/or such performance criteria as deemed appropriate by the Administrator; provided that in no event shall the grant, issuance, retention, vesting and/or settlement of shares under Restricted Stock or Restricted Stock Unit Awards that is based on performance criteria and level of achievement versus such criteria be subject to a performance period of less than one year and no condition that is based upon continued employment or the passage of time shall provide for vesting or settlement in full of a Restricted Stock or Stock Unit Award over a period of less than three years from the date the Award is made, other than as a result of or upon the death, disability or retirement of the Participant, in each case as specified in the agreement evidencing such Award. Notwithstanding anything to the contrary herein, the performance criteria for any Restricted Stock or Restricted Stock Unit that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Restricted Stock or Restricted Stock Unit is granted.

      (e) Discretionary Adjustments and Limits. Subject to the limits imposed under Code Section 162(m) for Awards that are intended to qualify as “performance based compensation,” notwithstanding the satisfaction of any performance goals, the number of shares of Common Stock granted, issued, retainable and/or vested under an Award of Restricted Stock or Restricted Stock Units on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

      (f) Voting Rights. Unless otherwise determined by the Administrator, Participants holding shares of Restricted Stock granted hereunder may exercise full voting rights with respect to those shares during the period of restriction. Participants shall have no voting rights with respect to shares of Common Stock underlying Restricted Stock Units unless and until such shares are reflected as issued and outstanding shares on the Company’s stock ledger.

      (g) Dividends and Distributions. Participants in whose name Restricted Stock is granted shall be entitled to receive all dividends and other distributions paid with respect to those shares, unless determined otherwise by the Administrator. Any such dividends or distributions will be subject to the same restrictions on transferability as the Restricted Stock with respect to which they were distributed. Shares underlying Restricted Stock Units shall be entitled to dividends or dividend equivalents only to the extent provided by the Administrator.

9.	Deferred Stock Units

      The Administrator may establish rules for the deferred delivery of Common Stock upon exercise of an Option or Stock Appreciation Right and upon settlement, vesting or other events with respect to Restricted Stock or Restricted Stock Units, or in payment or satisfaction of an Incentive Bonus or of any other compensation arrangement maintained by the Company or a Subsidiary, in each case with the deferral evidenced by use of “Stock Units” equal in number to the number of shares of Common Stock whose delivery is so deferred or to the value of the amount being so deferred. A “Stock Unit” is a bookkeeping entry representing an amount equivalent to the fair market value of one share of Common Stock. Unless the Administrator specifies otherwise, Stock Units represent an unfunded and unsecured obligation of the Company. Settlement of Stock Units upon expiration of the deferral period shall be made in Common Stock, cash or a combination thereof, as determined by the Administrator. The amount of Common Stock, or other settlement medium, to be so distributed may be increased by dividend equivalents. Unless determined otherwise by the Administrator, during the deferral period a Participant will not have any rights as a stockholder of the Company, including, without limitation, voting rights and the right to receive dividends or distributions. Until a Stock Unit is so settled, the number of shares of Common Stock represented by a Stock Unit shall be subject to adjustment pursuant to Section 12. Any Stock Units that are settled after the holder’s death shall be distributed to the holder’s designated beneficiary(ies) or, if none was designated, the holder’s estate.

10.	Incentive Bonuses

      (a) General. Each Incentive Bonus Award will confer upon the Participant the opportunity to earn a future payment tied to the level of achievement with respect to one or more performance criteria established for a performance period of not less than one year.

      (b) Incentive Bonus Document. Each Award Agreement evidencing an Incentive Bonus shall contain provisions regarding (i) the target and maximum amount payable to the Participant as an Incentive Bonus, (ii) the performance criteria and level of achievement versus these criteria that shall determine the amount of such payment, (iii) the term of the performance period as to which performance shall be measured for determining the amount of any payment, (iv) the timing of any payment earned by virtue of performance, (v) restrictions on the alienation or transfer of the Incentive Bonus prior to actual payment, (vi) forfeiture provisions and (vii) such further terms and conditions, in each case not inconsistent with this Plan as may be determined from time to time by the Administrator.

      (c) Performance Criteria. The Administrator shall establish the performance criteria and level of achievement versus these criteria that shall determine the target and maximum amount payable under an Incentive Bonus, which criteria may be based on financial performance and/or personal performance evaluations. The Administrator may specify the percentage of the target Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m). Notwithstanding anything to the contrary herein, the performance criteria for any portion of an Incentive Bonus that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Code Section 162(m) shall be a measure based on one or more Qualifying Performance Criteria (as defined in Section 13(b)) selected by the Administrator and specified at the time the Incentive Bonus is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment of any Incentive Bonus that is intended to satisfy the requirements for “performance-based compensation” under Code Section 162(m).

      (d) Timing and Form of Payment. The Administrator shall determine the timing of payment of any Incentive Bonus. Payment of the amount due under an Incentive Bonus may be made in cash or in shares of Common Stock, as determined by the Administrator. The Administrator may provide for or, subject to such terms and conditions as the Administrator may specify, may permit a Participant to elect for the payment of any Incentive Bonus to be deferred to a specified date or event.

      (e) Discretionary Adjustments. Notwithstanding satisfaction of any performance goals, the amount paid under an Incentive Bonus on account of either financial performance or personal performance evaluations may be reduced by the Administrator on the basis of such further considerations as the Administrator shall determine.

11.	Conditions and Restrictions Upon Securities Subject to Awards

      The Administrator may provide that the shares of Common Stock issued upon exercise of an Option or Stock Appreciation Right or otherwise subject to or issued under an Award shall be subject to such further agreements, restrictions, conditions or limitations as the Administrator in its discretion may specify prior to the exercise of such Option or Stock Appreciation Right or the grant, vesting or settlement of such Award, including without limitation, conditions on vesting or transferability, forfeiture or repurchase provisions and method of payment for the shares issued upon exercise, vesting or settlement of such Award (including the actual or constructive surrender of Common Stock already owned by the Participant) or payment of taxes arising in connection with an Award. Without limiting the foregoing, such restrictions may address the timing and manner of any resales by the Participant or other subsequent transfers by the Participant of any shares of Common Stock issued under an Award, including without limitation (i) restrictions under an insider trading policy or pursuant to applicable law, (ii) restrictions designed to delay and/or coordinate the timing and manner of sales by Participant and holders of other Company equity compensation arrangements, and (iii) restrictions as to the use of a specified brokerage firm for such resales or other transfers.

12.	Adjustment of and Changes in the Stock

      In the event that the number of shares of Common Stock of the Company shall be increased or decreased through a reorganization, reclassification, combination of shares, stock split, reverse stock split, spin-off, dividend (other than regular, quarterly cash dividends), or otherwise, then each share of Common Stock of the Company which has been authorized for issuance under the Plan, whether such share is then currently subject to or may become subject to an Award under the Plan, as well as the per share limits set forth in Section 5 of this Plan, may be proportionately adjusted by the Administrator to reflect such increase or decrease, unless the Company provides otherwise under the terms of such transaction. The terms of any outstanding Award may also be adjusted by the Administrator as to price, number of shares of Common Stock subject to such Award and other terms to reflect the foregoing events.

      In the event there shall be any other change in the number or kind of outstanding shares of Common Stock of the Company, or any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, whether by reason of a change of control, other merger, consolidation or otherwise, then the Administrator shall, in its sole discretion, determine the appropriate adjustment, if any, to be effected. In addition, in the event of such change described in this paragraph, the Administrator may accelerate the time or times at which any Award may be exercised and may provide for cancellation of such accelerated Awards that are not exercised within a time prescribed by the Administrator in its sole discretion. Notwithstanding anything to the contrary herein, any adjustment to Options granted pursuant to this Plan intended to qualify as ISOs shall comply with the requirements, provisions and restrictions of the Code.

      No right to purchase fractional shares shall result from any adjustment in Awards pursuant to this Section 12. In case of any such adjustment, the shares subject to the Award shall be rounded down to the nearest whole share. Notice of any adjustment shall be given by the Company to each Participant, which shall have been so adjusted and such adjustment (whether or not notice is given) shall be effective and binding for all purposes of the Plan.

13.	Qualifying Performance-Based Compensation

      (a) General. The Administrator may establish performance criteria and level of achievement versus such criteria that shall determine the number of shares of Common Stock to be granted, retained, vested, issued or issuable under or in settlement of or the amount payable pursuant to an Award, which criteria may be based on Qualifying Performance Criteria or other standards of financial performance and/or personal performance evaluations. In addition, the Administrator may specify a percentage of an Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, provided that the performance criteria for any portion of an Award that is intended by the Administrator to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be a measure based on one or more Qualifying Performance Criteria selected by the Administrator and specified at the time the Award is granted. The Administrator shall certify the extent to which any Qualifying Performance Criteria has been satisfied, and the amount payable as a result thereof, prior to payment, settlement or vesting of any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code. Notwithstanding satisfaction of any performance goals, the number of shares issued under or the amount paid under an award may, to the extent specified in the Award Agreement, be reduced by the Administrator on the basis of such further considerations as the Administrator in its sole discretion shall determine.

      (b) Qualifying Performance Criteria. For purposes of this Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit or Subsidiary, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to previous years’ results or to a designated comparison group, in each case as specified by the Administrator: (i) cash flow (before or after dividends), (ii) earnings per share (including earnings before interest, taxes, depreciation and amortization), (iii) stock price, (iv) return on equity, (v) total stockholder return, (vi) return on capital (including return on total capital or return on invested capital), (vii) return on assets or net assets, (viii) market capitalization, (ix) economic value added, (x) debt leverage (debt to capital), (xi) revenue, (xii) income or net income, (xiii) operating income, (xiv) operating profit or net operating profit, (xv) operating margin or profit margin, (xvi) return on operating revenue, (xvii) cash from operations, (xviii) operating ratio, (xix) operating revenue, or (xx) customer service. To the extent consistent with Section 162(m) of the Code, the Administrator may appropriately adjust any evaluation of performance under a Qualifying Performance Criteria to exclude any of the following events that occurs during a performance period: (i) asset write-downs, (ii) litigation, claims, judgments or settlements, (iii) the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results, (iv) accruals for reorganization and restructuring programs and (v) any extraordinary, unusual or non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial condition and results of operations appearing in the Company’s Forms 10-K or 10-Q for the applicable year.

14.	Transferability

      Unless the Administrator specifies otherwise, each Award may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated by a Participant other than by will or the laws of descent and distribution, and each Option or Stock Appreciation Right shall be exercisable only by the Participant during his or her lifetime.

15.	Suspension or Termination of Awards

      Except as otherwise provided by the Administrator, if at any time (including after a notice of exercise has been delivered or an award has vested) the Chief Executive Officer or any other person designated by the Administrator (each such person, an “Authorized Officer”) reasonably believes that a Participant may have committed an Act of Misconduct as described in this Section 15, the Authorized Officer, Administrator or Board of Directors may suspend the Participant’s rights to exercise any Option, to vest in an Award, and/or to receive payment for or receive shares of Common Stock in settlement of an Award pending a determination of whether an Act of Misconduct has been committed.

      If the Administrator or an Authorized Officer determines a Participant has committed an act of embezzlement, fraud, dishonesty, nonpayment of any obligation owed to the Company or any Subsidiary, breach of fiduciary duty or deliberate disregard of the Company or Subsidiary rules resulting in loss, damage or injury to the Company or any Subsidiary, or if a Participant makes an unauthorized disclosure of any Company or Subsidiary trade secret or confidential information, engages in any conduct constituting unfair competition, breaches any non-competition agreement, induces any Company or Subsidiary customer to breach a contract with the Company or any Subsidiary, or induces any principal for whom the Company or any Subsidiary acts as agent to terminate such agency relationship (any of the foregoing acts, an “act of misconduct”), then except as otherwise provided by the Administrator, (i) neither the Participant nor his or her estate nor transferee shall be entitled to exercise any Option whatsoever, vest in or have the restrictions on an Award lapse, or otherwise receive payment of an Award, (ii) the Participant will forfeit all outstanding Awards and (iii) the Participant may be required, at the Administrator’s sole discretion, to return and/or repay to the Company any then unvested shares of Common Stock previously issued under the Plan. In making such determination, the Administrator or an Authorized Officer shall give the Participant an opportunity to appear and present evidence on his or her behalf at a hearing before the Administrator or an opportunity to submit written comments, documents, information and arguments to be considered by the

Administrator. Any dispute by a Participant or other person as to the determination of the Administrator shall be resolved pursuant to Section 23 of the Plan.

16.	Compliance with Laws and Regulations

      This Plan, the grant, issuance, vesting, exercise and settlement of Awards thereunder, and the obligation of the Company to sell, issue or deliver shares under such Awards, shall be subject to all applicable foreign, federal, state and local laws, rules and regulations and to such approvals by any governmental or regulatory agency as may be required. The Company shall not be required to register in a Participant’s name or deliver any shares prior to the completion of any registration or qualification of such shares under any foreign, federal, state or local law or any ruling or regulation of any government body which the Administrator shall determine to be necessary or advisable. To the extent the Company is unable to or the Administrator deems it infeasible to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder, the Company and its Subsidiaries shall be relieved of any liability with respect to the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. No Stock Option shall be exercisable and no shares shall be issued and/or transferable under any other Award unless a registration statement with respect to the shares underlying such Stock Option is effective and current or the Company has determined that such registration is unnecessary.

      In the event an Award is granted to or held by a Participant who is employed or providing services outside the United States, the Administrator may, in its sole discretion, modify the provisions of the Plan or of such Award as they pertain to such individual to comply with applicable foreign law or to recognize differences in local law, currency or tax policy. The Administrator may also impose conditions on the grant, issuance, exercise, vesting, settlement or retention of Awards in order to comply with such foreign law and/or to minimize the Company’s obligations with respect to tax equalization for Participants employed outside their home country.

17.	Withholding

      To the extent required by applicable federal, state, local or foreign law, a Participant shall be required to satisfy, in a manner satisfactory to the Company, any withholding tax obligations that arise by reason of an Option exercise, disposition of shares issued under an ISO, the vesting of or settlement of deferred units under an Award, an election pursuant to Section 83(b) of the Code or otherwise with respect to an Award. The Company and its Subsidiaries shall not be required to issue shares of Common Stock, make any payment or to recognize the transfer or disposition of shares until such obligations are satisfied. The Administrator may permit these obligations to be satisfied by having the Company withhold a portion of the shares of Common Stock that otherwise would be issued to him or her upon exercise of the Option or the vesting or settlement of an Award, or by tendering shares previously acquired.

18.	Administration of the Plan

      (a) Administrator of the Plan. The Plan shall be administered by the Administrator who shall be the Compensation Committee of the Board of Directors or, in the absence of a Compensation Committee, the Board of Directors itself. Any power of the Administrator may also be exercised by the Board of Directors, except to the extent that the grant or exercise of such authority would cause any Award or transaction to become subject to (or lose an exemption under) the short-swing profit recovery provisions of Section 16 of the Securities Exchange Act of 1934 or cause an Award designated as a Performance Award not to qualify for treatment as performance-based compensation under Code Section 162(m). To the extent that any permitted action taken by the Board conflicts with action taken by the Administrator, the Board action shall control. The Compensation Committee may by resolution authorize one or more officers of the Company to perform any or all things that the Administrator is authorized and empowered to do or perform under the Plan, and for all purposes under this Plan, such officer or officers shall be treated as the Administrator; provided, however, that the resolution so authorizing such officer or officers shall specify the total number of Awards (if any) such officer or officers may award pursuant to such delegated authority, and any such Award shall be subject to the form of Option agreement theretofore approved by the Compensation Committee. No such officer shall designate himself or herself as a recipient of any Awards granted under authority delegated to such officer. In addition, the Compensation Committee may delegate any or all aspects of the day-to-day administration of the Plan to one or more officers or employees of the Company or any Subsidiary, and/or to one or more agents.

      (b) Powers of Administrator. Subject to the express provisions of this Plan, the Administrator shall be authorized and empowered to do all things that it determines to be necessary or appropriate in connection with the administration of this Plan, including, without limitation: (i) to prescribe, amend and rescind rules and regulations relating to this Plan and to define terms not otherwise defined herein; (ii) to determine which persons are Participants, to which of such Participants, if any, Awards shall be granted hereunder and the timing of any such Awards, and to grant Awards; (iii) to grant Awards to Participants and determine the terms and conditions thereof, including the number of shares subject to Awards and the exercise or purchase price of such shares and the circumstances under which Awards become exercisable or vested or are forfeited or expire, which terms may but need not be conditioned upon the passage of time, continued employment, the satisfaction of performance criteria, the occurrence of certain events (including events which the Board or the Administrator determine constitute a Change of Control), or other factors; (iv) to establish and verify the extent of satisfaction of any performance goals or other conditions applicable to the grant, issuance, exercisability, vesting and/or ability to retain any Award; (v) to prescribe and amend the terms of the agreements or other documents evidencing Awards made under this Plan (which need not be identical) and the terms of or form of any document or notice required to be delivered to the Company by Participants under this Plan; (vi) to determine whether, and the extent to which, adjustments are required pursuant to Section 12; (vii) to interpret and construe this Plan, any rules and regulations under this Plan and the terms and conditions of any Award granted hereunder, and to make exceptions to any such provisions in good faith and for the benefit of the Company; and (viii) to make all other determinations deemed necessary or advisable for the administration of this Plan.

      (c) Determinations by the Administrator. All decisions, determinations and interpretations by the Administrator regarding the Plan, any rules and regulations under the Plan and the terms and conditions of or operation of any Award granted hereunder, shall be final and binding on all Participants, beneficiaries, heirs, assigns or other persons holding or claiming rights under the Plan or any Award. The Administrator shall consider such factors as it deems relevant, in its sole and absolute discretion, to making such decisions, determinations and interpretations including, without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

      (d) Subsidiary Awards. In the case of a grant of an Award to any Participant employed by a Subsidiary, such grant may, if the Administrator so directs, be implemented by the Company issuing any subject shares to the Subsidiary, for such lawful consideration as the Administrator may determine, upon the condition or understanding that the Subsidiary will transfer the shares to the Participant in accordance with the terms of the Award specified by the Administrator pursuant to the provisions of the Plan. Notwithstanding any other provision hereof, such Award may be issued by and in the name of the Subsidiary and shall be deemed granted on such date as the Administrator shall determine.

19.	Amendment of the Plan or Awards

      The Board may amend, alter or discontinue this Plan and the Administrator may amend, or alter any agreement or other document evidencing an Award made under this Plan but, except as provided pursuant to the provisions of Section 12, no such amendment shall, without the approval of the stockholders of the Company:

(a) increase the maximum number of shares for which Awards may be granted under this Plan;

(b) reduce the price at which Options may be granted below the price provided for in Section 6(a);

(c) reduce the exercise price of outstanding Options;

(d) extend the term of this Plan;

(e) change the class of persons eligible to be Participants;

(f) otherwise amend the Plan in any manner requiring stockholder approval by law or under the NASDAQ National Market listing requirements; or

(g) increase the individual maximum limits in Sections 5(c) and (d).

      No amendment or alteration to the Plan or an Award or Award Agreement shall be made which would impair the rights of the holder of an Award, without such holder’s consent, provided that no such consent shall be required if the Administrator determines in its sole discretion and prior to the date of any change of control (as defined in the applicable Award Agreement) that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard.

20.	No Liability of Company

      The Company and any Subsidiary or affiliate which is in existence or hereafter comes into existence shall not be liable to a Participant or any other person as to: (i) the non-issuance or sale of shares of Common Stock as to which the Company has been unable to obtain from any regulatory body having jurisdiction the authority deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any shares hereunder; and (ii) any tax consequence expected, but not realized, by any Participant or other person due to the receipt, exercise or settlement of any Award granted hereunder.

21.	Non-Exclusivity of Plan

      Neither the adoption of this Plan by the Board of Directors nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board of Directors or the Administrator to adopt such other incentive arrangements as either may deem desirable, including without limitation, the granting of restricted stock or stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

22.	Governing Law

      This Plan and any agreements or other documents hereunder shall be interpreted and construed in accordance with the laws of the Delaware and applicable federal law. Any reference in this Plan or in the agreement or other document evidencing any Awards to a provision of law or to a rule or regulation shall be deemed to include any successor law, rule or regulation of similar effect or applicability.

23.	Arbitration of Disputes

      In the event a Participant or other holder of an Award or person claiming a right under an Award or the Plan believes that a decision by the Administrator with respect to such person or Award was arbitrary or capricious, the person may request arbitration with respect to such decision. The review by the arbitrator shall be limited to determining whether the Participant or other Award holder has proven that the Administrator’s decision was arbitrary or capricious. This arbitration shall be the sole and exclusive review permitted of the Administrator’s decision. Participants, Award holders and persons claiming rights under an Award or the Plan explicitly waive any right to judicial review.

      Notice of demand for arbitration shall be made in writing to the Administrator within thirty (30) days after the applicable decision by the Administrator. The arbitrator shall be selected by those members of the Board of Directors who are neither members of the Compensation Committee of the Board of Directors nor employees of the Company or any Subsidiary. If there are no such members of the Board of Directors, the arbitrator shall be selected by the Board of Directors. The arbitrator shall be an individual who is an attorney licensed to practice law in the District of Columbia. Such arbitrator shall be neutral within the meaning of the Commercial Rules of Dispute Resolution of the American Arbitration Association; provided, however, that the arbitration shall not be administered by the American Arbitration Association. Any challenge to the neutrality of the arbitrator shall be resolved by the arbitrator whose decision shall be final and conclusive. The arbitration shall be administered and conducted by the arbitrator pursuant to the Commercial Rules of Dispute Resolution of the American Arbitration Association. Each side shall bear its own fees and expenses, including its own attorney’s fees, and each side shall bear one half of the arbitrator’s fees and expenses. The decision of the arbitrator on the issue(s) presented for arbitration shall be final and conclusive and may be enforced in any court of competent jurisdiction.

24.	No Right to Employment, Reelection or Continued Service

      Nothing in this Plan or an Award Agreement shall interfere with or limit in any way the right of the Company, its Subsidiaries and/or its affiliates to terminate any Participant’s employment, service on the Board or service for the Company at any time or for any reason not prohibited by law, nor confer upon any Participant any right to continue his or her employment or service for any specified period of time. Neither an Award nor any benefits arising under this Plan shall constitute an employment contract with the Company, any Subsidiary and/or its affiliates, accordingly, subject to Sections 4 and 19, this Plan and the benefits hereunder may be terminated at any time in the sole and exclusive discretion of the Board of Directors without giving rise to any liability on the part of the Company, its Subsidiaries and/or its affiliates.

LOGO
THE CORPORATE EXECUTIVE BOARD COMPANY
PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
July 28, 2004

     The undersigned hereby appoints James J. McGonigle and James C. Edgemond, or either of them, each with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of The Corporate Executive Board Company which will be held at our offices at 2000 Pennsylvania Avenue, NW, Suite 6000, Washington, D.C., 20006, on Wednesday, July 28, 2004, at 9:00 a.m. local time, and at any adjournments or postponements thereof, and to vote the number of shares the undersigned would be entitled to vote if personally present at the meeting on the matters set forth on the reverse side of this proxy card.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF ALL NOMINEES FOR ELECTION TO THE BOARD OF DIRECTORS AND FOR PROPOSALS NUMBER 2 AND NUMBER 3.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE CORPORATE EXECUTIVE BOARD COMPANY. THIS PROXY WILL BE VOTED AS DIRECTED. IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE NOMINEES FOR ELECTION AND FOR PROPOSALS NUMBER 2 AND NUMBER 3. IN THEIR DISCRETION, THE PROXY HOLDERS ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF TO THE EXTENT AUTHORIZED BY RULE 14a-4(c) PROMULGATED BY THE SECURITIES AND EXCHANGE COMMISSION AND BY APPLICABLE STATE LAWS (INCLUDING MATTERS THAT THE PROXY HOLDERS DO NOT KNOW, A REASONABLE TIME BEFORE THIS SOLICITATION, ARE TO BE PRESENTED).

     (CONTINUED, AND TO BE MARKED, DATED AND SIGNED, ON THE OTHER SIDE)

PLEASE DATE, SIGN AND MAIL YOUR
PROXY CARD BACK AS SOON AS POSSIBLE!

ANNUAL MEETING OF STOCKHOLDERS
THE CORPORATE EXECUTIVE BOARD COMPANY

July 28, 2004

[X] PLEASE MARK YOUR VOTES AS IN THIS EXAMPLE.

			FOR	WITHHOLD
			All nominees listed	Authority
			(except as indicated	to vote for all
			to the contrary)	nominees listed
1.	Election of
	Directors		[ ]	[ ]
Nominees:		James J. McGonigle
Robert C. Hall
Nancy J. Karch
David W. Kenny
Daniel O. Leemon
Thomas L. Monahan III

(Instructions: To withhold authority to vote for any named nominee(s), strike a line through the nominee’s name in the list above.)

		FOR	AGAINST	ABSTAIN
2.	Adoption of 2004 Stock Incentive Plan	[ ]	[ ]	[ ]
3.	Ratification of the Appointment of Ernst & Young LLP as Independent Auditors for the Year Ending December 31, 2004.	[ ]	[ ]	[ ]

Whether or not you plan to attend the meeting in person, you are urged to complete, date, sign and promptly mail this proxy card in the enclosed return envelope so that your shares may be represented at the meeting.

Signature _______________________________________________	Dated: ___________________, 2004.

Signature (if held jointly) ____________________________________	Dated: ___________________, 2004.

NOTE: Please sign exactly as your name(s) appear(s) on your stock certificate. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign the proxy card. If shares of stock are held of record by a corporation, the proxy card should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute the above proxy card for a stockholder should give their full title. Please date the proxy card.